SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNITED BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2011 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. (“United”) will be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia on Monday, May 16, 2011, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.     To elect thirteen (13) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

2.     To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2011.

3.     To adopt a non-binding resolution to approve the compensation of United’s named executive officers.

4.     To approve a non-binding advisory proposal on the frequency of future votes on the compensation of United’s named executive officers.

5.     To approve the United 2011 Long-Term Incentive Plan.

The close of business on March 7, 2011, has been fixed by the Board of Directors as the record date for determining the shareholders entitled to notice of and to vote at this Annual Meeting.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

By Order of the Board of Directors

Richard M. Adams

Chairman of the Board and

Chief Executive Officer

April 8, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2011

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our 2010 Annual Report, are available free of charge on the following website: www.ubsi-inc.com.

UNITED BANKSHARES, INC.

2011 PROXY STATEMENT

United Bankshares, Inc. P.O. Box 1508 United Square Fifth and Avery Streets Parkersburg, West Virginia 26101

PROXY STATEMENT

General Information

These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. (“United,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2011 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on May 16, 2011, beginning at 4:00 p.m. The Meeting will be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia.

This proxy statement, form of proxy and voting instructions are being mailed on or about April 8, 2011.

VOTING INFORMATION

Shareholders Entitled to Vote

Holders of record of United common shares at the close of business on March 7, 2011, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 43,634,820 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

Proxies

Shareholders of record may vote their proxies by mail, in person at the Annual Meeting, by telephone or by Internet.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Vote By Telephone or Internet

If you have telephone or Internet access, you may submit your proxy by following the instructions on the proxy card.

Vote at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. On the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Required Vote and Cumulative Voting

The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.

In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

At our 2011 Annual Meeting, the number of directors to be elected is thirteen (13). Each shareholder has the right to cast thirteen (13) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the thirteen (13) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which does not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United Bankshares, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

With respect to (i) the ratification of the selection of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year that began January 1, 2011, (ii) the non-binding resolution to approve the compensation of United’s named executive officers and (iii) the approval of the United 2011

Long-Term Incentive Plan, if a quorum exists, the affirmative vote of a majority of the votes cast is required for approval of such matters. In voting for these matters, shares may be voted “for” or “against” or “abstain”. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote.

As to the frequency of the advisory vote on the non-binding proposal to approve the compensation of United’s named executive officers, the greatest number of votes (either every three years, every two years or every year) will be the frequency that shareholders approve, without regard to abstentions and broker “non-votes.”

On March 7, 2011, there were 43,634,820 shares of common stock outstanding that are held by approximately 6,364 shareholders of record and 15,782 shareholders in street name. The presence in person or proxy of a majority of the outstanding shares of United Bankshares, Inc. will constitute a quorum at the Meeting.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses.

In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, custodians, nominee holders and institutional investors, United has retained BNY Mellon Shareowner Services of Jersey City, New Jersey (“Mellon”). Pursuant to a retention letter dated January 14, 2011, Mellon will contact all broker and other nominee accounts identified on United’s shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to the beneficial owners. Mellon will then assist in the delivery of proxy materials to these accounts for distribution. Mellon will also (i) assist in the distribution of proxy materials to institutional investors, and (ii) follow-up with any brokers, other nominee accounts and institutional investors, requesting return of proxies. United is not retaining Mellon to solicit proxies from registered holders or from non-objecting beneficial owners. Mellon’s fee for the above services is $6,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon Securities and Exchange Commission (SEC) rules that permit us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we received contrary instructions from any shareholders at that address. If you share an address with another shareholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: United Bankshares, Inc., Shareholder Relations Department, 514 Market Street, Parkersburg, WV 26102 or by telephoning us at (304) 424-8800.

List of Shareholders

If a shareholder requests a list of shareholders entitled to vote at the 2011 Annual Meeting for purposes of soliciting the shareholders or sending a written communication to the shareholders, then the Company will either (i) provide the list to the requesting shareholder upon receipt of an affidavit of the requesting shareholder that he will not use the list for any purpose other than to solicit shareholders with respect to the 2011 Annual Meeting; or (ii) mail the requesting shareholder’s materials to the shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors consists of one class of thirteen (13) directors. Thirteen (13) directors will be elected at our 2011 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2012. The Company’s Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2011 Annual Meeting, the Board of Directors established the composition and number of directors to be elected at thirteen (13).

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the thirteen (13) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his successor has been elected or until his death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2012 at the Annual Meeting: Richard M. Adams, Robert G. Astorg, W. Gaston Caperton, III, Lawrence K. Doll, Theodore J. Georgelas, F. T. Graff, Jr., John M. McMahon, J. Paul McNamara, William C. Pitt, III, Donald L. Unger, Mary K. Weddle, Gary G. White and P. Clinton Winter, Jr. All of the nominees are directors standing for re-election.

The Board of Directors recommends a vote “FOR” the election of each of these nominees for Director.

We expect each nominee for election as a director to be able to serve if elected. To the extent permitted under applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupation, current public company directorships, as well as public company directorships held at any time during the past five years, share holdings and certain other information about the nominees for director are set forth on the following pages.

DIRECTORS WHOSE TERMS EXPIRE IN 2011 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years (d)	Shares (a)	Options (b)%

RICHARD M. ADAMS, 64, is the Chairman and Chief Executive Officer of both United and United Bank (WV). Mr. Adams has been a director of the Company since 1984.	603,903	180,000	1.79%

Mr. Adams has worked in the banking industry for more than 40 years and has successfully served as the Company’s Chairman and Chief Executive Officer for more than 30 years. Mr. Adams has the experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy. Mr. Adams is very familiar with the Company’s business, industry, regulatory requirements, and markets. As Chairman and Chief Executive Officer, Mr. Adams provides unified leadership for the Company, promotes the development and implementation of corporate strategy, and contributes to a more efficient and effective board. Mr. Adams has successfully guided the Company through 27 acquisitions, growing the Company from $100 million to $7.2 billion in assets. Mr. Adams also serves on the Executive Committee.

ROBERT G. ASTORG, 67, is a Certified Public Accountant (CPA) and Managing Principal of H&R Block Tax and Business Services. Mr. Astorg has been a director of the Company since 1991.	36,679	—	*

Mr. Astorg’s career has been mainly in the accounting and tax services business. Through his business career, Mr. Astorg has developed relationships with a multitude of business types and sizes. In his current position as a managing principal of H&R Block, Mr. Astorg leads an accounting and tax firm comprised of 18 people which bills approximately $2 million per year. Mr. Astorg has a great deal of knowledge about strategic planning, human resources as well as financial services. As a Certified Public Accountant, Mr. Astorg is able to analyze and understand the financial aspects of business. Mr. Astorg has over 40 years of experience on audit committees of banking companies. Mr. Astorg brings this broad and relevant experience to his role as a director of the Company and the Chairman of the Audit Committee, where he has served as a financial expert for many years.

W. GASTON CAPERTON, III, 71, is the President of The College Board, a director of Owens Corning and Prudential Financial, Inc., and Chairman of the Caperton Group. Mr. Caperton is the former Governor of the State of West Virginia. Mr. Caperton has been a director of the Company since 1997.	25,483	—	*

Mr. Caperton has served for 12 years as the President of The College Board (a non-profit membership association of over 5,900 schools, colleges and universities). Mr. Caperton served as the Governor of the State of West Virginia from 1988 to 1996. For almost 25 years, Mr. Caperton was an entrepreneur and the CEO and owner of the tenth largest privately owned insurance brokerage firm in the United States. He also has owned a bank and mortgage banking company. For 2 years, Mr. Caperton taught at Harvard University as a fellow at the John F. Kennedy Institute of Politics. Prior to beginning his current position at The College Board, Mr. Caperton also taught at Columbia University, where he served as Director of the Institute on Education and Government at Teachers College. As a President of a non-profit association, a former state Governor and a former owner of an insurance brokerage firm, Mr. Caperton has gained a great deal of knowledge about administration, insurance, government, public policy, marketing and sales. Mr. Caperton brings this management and leadership experience to his role as a director of the Company and a member of the Executive, Compensation, and Governance and Nominating Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2011 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years (d)	Shares (a)	Options (b)%

LAWRENCE K. DOLL, 61, is the President of The Lawrence Doll Company and Lawrence Doll Homes LLC. Mr. Doll is also the Chairman of United Bank (VA). Mr. Doll has been a director of the Company since 2004.	4,324	18,000	*

Mr. Doll has extensive knowledge and experience in the commercial and residential real estate industry. Mr. Doll has founded and owned several businesses since entering the real estate industry in 1980. Through his business experience, Mr. Doll has gained excellent leadership and management skills. Mr. Doll understands commercial real estate lending as well as the marketing and sales of real estate. Mr. Doll brings this management and leadership experience to his role as a director of the Company and a member of the Executive Committee. Mr. Doll has also served as Chairman of United Bank (VA) for the past ten years, which has provided him with relevant experience related to banking matters.

THEODORE J. GEORGELAS, 64, is the Managing Director of the Georgelas Group, LLC. Mr. Georgelas is a current director and a former Chairman of the Board of United Bank (VA). Mr. Georgelas is also a former Chairman of the Board of Sector Communications. Mr. Georgelas has been a director of the Company since 1990.	46,059	—	*

Mr. Georgelas has spent his entire 38-year career heading a multi-national real estate development and construction company. During his business career, Mr. Georgelas has expanded from a spot builder of custom homes to a multi-faceted developer of commercial, industrial, retail and residential properties with primary geographic emphasis in the Mid-Atlantic states of Virginia, Maryland, Delaware and the District of Columbia. Mr. Georgelas has a broad range of experience in structuring financial transactions and legal documentation. Mr. Georgelas is also technologically proficient having formed a cellular phone business that was later sold. Mr. Georgelas brings this management and leadership experience to his role as a director of the Company.

F. T. GRAFF, JR., 72, is an Attorney and Partner of Bowles Rice McDavid Graff & Love LLP. Mr. Graff has been a director of the Company since 1984.	27,225	—	*

Mr. Graff has broad experience in negotiating and drafting contracts, strategic planning, capital funding, mergers and acquisitions involving commercial, banking, coal and oil and gas transactions. Mr. Graff also has significant experience in law firm administration, operations, practice management, client development, strategic planning, total quality management and recruiting. Mr. Graff brings this legal expertise as well as his management and leadership experience to his role as a director of the Company and a member of the Executive Committee.

JOHN M. MCMAHON, 70, is the Chairman of the Board of Miller & Long Co., Inc. Mr. McMahon is a director of United Bank (VA). Mr. McMahon has been a director of the Company since 1998.	300,000	—	*

Mr. McMahon has been with Miller & Long, a concrete construction company, for 47 years. Mr. McMahon has held several senior management positions in his career with Miller & Long, including his current position as Chairman of the Board. Through these senior management roles, Mr. McMahon has gained valuable leadership and management skills overseeing many aspects of a business. Mr. McMahon brings this management and leadership experience to his role as a director of the Company, the Chairman of the Governance and Nominating Committee and as a member of the Executive and Compensation Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2011 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years (d)	Shares (a)	Options (b)%

J. PAUL MCNAMARA, 62, is the Chairman of Potomac Capital Advisors and the former President and Chief Operating Officer of Sequoia Bancshares, Inc. Mr. McNamara is a current director and former Vice Chairman of United Bank (VA). Mr. McNamara has been a director of the Company since 2003.	96,528	—	*

Currently, Mr. McNamara is the Chairman of Potomac Capital advisors, a privately held real estate investment company which advises two real estate partnerships. Mr. McNamara has spent over 30 years in the banking industry. Mr. McNamara was the President and Chief Operating Officer of Sequoia Bancshares for 15 years. Prior to Sequoia, Mr. McNamara worked for Manufacturers Hanover Trust Company for three years and the National Bank of Washington for 12 years where he held several senior management positions. Mr. McNamara has gained valuable insight through his banking experience in senior management positions into retail banking, commercial banking, bank operations and systems. Mr. McNamara brings this extensive knowledge of the banking industry to his role as a director of the Company.

WILLIAM C. PITT, III, 66, is a hotel and resort developer. Mr. Pitt has been a director of the Company since 1987.	4,450	—	*

Mr. Pitt is currently a hotel and resort developer after beginning his career in the hotel industry in 1965. Mr. Pitt brings over 35 years of management and operations experience to his role as a director of the Company and a member of the Audit Committee. The industries in which Mr. Pitt has held executive positions are those with high capital needs and are labor intensive. Mr. Pitt has been involved in numerous acquisitions and divestures throughout his business career. Mr. Pitt has a broad range of management experience including strategic planning, global product branding, investment analysis, corporate reporting, capital allocation and personnel development.

DONALD L. UNGER, 69, is the former President and Chief Executive Officer of the Shenandoah Valley region of United Bank (VA). Mr. Unger is also the former President and Chief Executive Officer of Premier Community Bankshares, Inc. and the former Chairman, President and Chief Executive Officer of Marathon Bank. Mr. Unger has been a director of the Company since 2007.	42,159	—	*

Mr. Unger has spent over 40 years in the banking industry. Mr. Unger was the President and Chief Executive Officer of Premier Community Bancshares for 15 years. Mr. Unger has been the Chief Executive Officer of several banks during his career. Mr. Unger has a broad range of banking experience including strategic planning, budgeting, business development, credit administration, corporate governance, and mergers and acquisitions. Mr. Unger is a past Chairman of the Virginia Community Bankers Association and a past board member of the Virginia Bankers Association. Mr. Unger brings this extensive knowledge of the banking industry to his role as a director of the Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2011 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years (d)	Shares (a)	Options (b)%

MARY K. WEDDLE, 61, is a Certified Public Accountant and an Executive Vice President of Long & Foster Real Estate, Inc. Ms. Weddle is a director of United Bank (VA). Ms. Weddle has been a director of the Company since 2004.	6,212	—	*

Ms. Weddle has spent her career in real estate and related financial services. For the past 17 years, she has been in management and leadership roles in the real estate industry. Her current employer, Long & Foster Real Estate, Inc., is the nation’s largest, privately-held real estate company. In her current position as Executive Vice President and head of Operations, which she has held for 11 years, she skillfully brings together a team responsible for a wide variety of diverse activities, such as legal, marketing, information technology, human resources, and accounting. Her expertise as head of Operations covers strategic planning and the design and implementation of efficient systems and processes for distribution to over 12,000 people. She also understands customer service and consumer behavior. She brings this broad and relevant experience to her role as a director of the Company and as a member of the Audit Committee, where she has served as a financial expert for many years. Her designation and ongoing qualifications as a Certified Public Accountant give her the ability to analyze and understand the financial aspects of business. She is also a member of the Board of Directors of her current employer.

GARY G. WHITE, 61, is the President and Chief Executive Officer of International Resource Partners LP and the former President and Chief Executive Officer of International Industries, Inc. Mr. White is also the former President and Chief Executive Officer of the West Virginia Coal Association. Mr. White has been a director of the Company since 2008.	33,500	—	*

Mr. White is currently the President and Chief Executive Officer of International Resource Partners LP which engages in the production and sale of coal. Mr. White has more than 20 years of executive level experience of both commercial and non-profit entities which provides him with a broad perspective on business operations. Mr. White has a good knowledge of the basic industries in the Company’s primary market areas. Mr. White has been a past director of another publically traded banking company. Mr. White brings this expertise in corporate management to his role as a director of the Company and as a member of the Executive, Compensation and Governance and Nominating Committees.

P. CLINTON WINTER, JR., 63, is the President of Bray & Oakley Insurance Agency, Inc. Mr. Winter has been a director of the Company since 1996.	486,415	—	1.11%

Mr. Winter has spent 35 years working in the insurance and financial services industry. Mr. Winter’s experience as President of Bray & Oakley Insurance Agency, as well as a past chairperson of an audit committee of an acquired banking company, has provided him with significant financial experience. Mr. Winter also served on the executive committee and was the chairperson of the compensation committee for this acquired banking company. Through his long experience with the insurance and financial industries, Mr. Winter possesses expertise in financial and risk management matters as well as business development and marketing. Mr. Winter brings this knowledge of financial and risk management to his role as a director of the Company, the Chairman of the Compensation Committee and as a member of the Executive, Audit and Governance and Nominating Committees. Mr. Winter also serves as the Lead Director of the independent directors of the Board.

All Directors, Nominees and Executive Officers as a Group (19 persons)	4,378,183	521,747	11.10%

* Indicates the director owns less than 1% of United’s issued and outstanding shares.

DIRECTORS WHOSE TERMS EXPIRE IN 2011 AND NOMINEES FOR DIRECTORS

Footnotes:

(a)

Includes stock held by United Bank’s (WV) Trust Department which shares beneficial ownership as described in this footnote. The following directors each exercise voting authority over the number of shares indicated as follows: Mr. Graff, 23,225 shares. United Bank’s (WV) Board of Directors exercises voting authority over 2,456,157 shares held by United Bank’s (WV) Trust Department. All of these shares are included in the 4,378,183 shares held by all directors, nominees and executive officers as a group. Also includes shares pledged as collateral as follows: Mr. R. Adams, 54,428 shares; Mr. Astorg, 19,400 shares; Mr. Georgelas, 43,964 shares; Mr. Graff, 4,000 shares; and Mr. Winter, 89,996 shares.

(b)

Beneficial ownership is stated as of March 7, 2011, including shares of common stock that may be acquired within sixty (60) days of that date through the exercise of stock options pursuant to United’s Stock Option Plans.

(c)

Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. R. Adams, 12,422 shares; Mr. Astorg, 19,772 shares; Mr. Caperton, 25,483 shares; Mr. Georgelas, 1,195 shares; Mr. Graff, 23,225 shares; Mr. McNamara, 40,800 shares; Mr. White, 30,000 shares; and Mr. Winter, 43,852 shares.

(d)	United Bank (WV) and United Bank (VA) are subsidiaries of United.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

As of March 7, 2011, directors of the Company and nominees owned beneficially, directly or indirectly, the number of shares of common stock indicated in the preceding table.

The Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers constitute the named executive officers of the Company. The following table sets forth certain information regarding the named executive officers’ beneficial ownership of common stock of United as of March 7, 2011:

		Shares of Common Stock of the Company Beneficially Owned (1)
Title of Class	Name of Officer	Number of Shares	Percent of Class
Common Stock	Richard M. Adams	783,903	1.79%
Common Stock	Steven E. Wilson	190,117	0.43%
Common Stock	James B. Hayhurst, Jr.	105,186	0.24%
Common Stock	James J. Consagra, Jr.	75,377	0.17%
Common Stock	Richard M. Adams, Jr.	93,524	0.21%

Footnotes:

(1)

The amounts shown represent the total shares owned directly and indirectly by such named executive officers. The number of shares includes shares that are issuable upon the exercise of all stock options currently exercisable, as follows: Mr. R. Adams, 180,000 shares; Mr. S. Wilson, 79,400 shares; Mr. Hayhurst, 59,000 shares; Mr. Consagra, 59,000 shares; and Mr. R. Adams, Jr., 49,347 shares. Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. R. Adams, 12,313 shares; Mr. S. Wilson, 8 shares; Mr. Hayhurst, 2,146 shares; and Mr. R. Adams, Jr., 8,226 shares. Also includes shares pledged as collateral as follows: Mr. R. Adams, 54,428 shares and Mr. Hayhurst, 45,551 shares.

Principal Shareholders of United

The following table lists each shareholder of United who is the beneficial owner of more than 5% of United’s common stock, the only class of stock outstanding, as of March 7, 2011 unless otherwise noted. For purposes of this determination, the number of shares of United’s common stock beneficially owned by any person or persons is calculated as a percentage of the total number of shares of United’s common stock issued and outstanding as of March 7, 2011 plus the number of shares of United’s common stock that may be acquired by such person within sixty (60) days of that date through the exercise of stock options pursuant to United’s Stock Option Plans.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	5,359,404	(1)	12.29%

Common Stock	Earnest Partners LLC 1180 Peachtree Street, Suite 2300, Atlanta, GA 30309	2,908,348	(2)	6.67%

Common Stock	United Bank (WV) Trust Department 514 Market Street, Parkersburg, WV 26101 (2,456,157 shares or 5.63% are registered under the nominee name of Parbanc Co.)	2,456,157	(3)	5.63%

Footnotes:

(1)

BlackRock, Inc. (BlackRock) is a global investment management firm that serves institutional and retail clients, including pension funds, foundations, endowments, official institutions, insurance companies, subadvisory relationships, high net worth individuals, family offices and private banks. BlackRock beneficially owns 5,359,404 or 12.29% of United’s common stock. BlackRock holds sole voting and dispositive authority for these shares. BlackRock’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated January 10, 2011 made by BlackRock setting forth information as of December 31, 2010.

(2)

Earnest Partners LLC (Earnest) is an institutional investment firm that manages assets for clients, including corporate pension plans, state and municipal pension plans, jointly-trusted plans, foundations, endowments and sovereign wealth funds. Earnest also manages portfolios for high net worth individuals. Earnest beneficially owns 2,908,348 or 6.67% of United’s common stock. Earnest holds sole dispositive authority for all of these shares and sole voting authority for 1,190,523 or 2.73% of the shares. Earnest’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated February 10, 2011 made by Earnest setting forth information as of December 31, 2010.

(3)

The Trust Department of United Bank (WV), a wholly-owned subsidiary of United, holds in fiduciary or agency capacity 2,456,157 shares or 5.63% of United’s stock. The investment authority for these shares is held by the Trust Department and is exercised by United Bank’s (WV) Board of Directors. Of these total shares, the Trust Department holds sole voting authority for 2,432,932 shares or 5.58% of United’s outstanding common stock which is exercised by United Bank’s (WV) Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than ten percent of our common stock to file reports of holdings and transactions in United shares with the Securities and Exchange Commission (“SEC”). To our knowledge, based solely on our review of the copies of such reports furnished and written representations, no person required to file such reports during 2010 failed to file such reports on a timely basis or failed to file a report except for Robert G. Astorg and Lawrence K. Doll. Mr. Astorg did not timely file one report involving one transaction during the year. Mr. Doll did not timely file one report involving two transactions that occurred in prior years.

Related Shareholder Matters

The following table discloses the number of outstanding options granted by United to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of March 7, 2011. The table provides this information for equity compensation plans that have and have not been approved by shareholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans approved by Shareholders	1,779,311	$29.76	612,350
Equity Compensation Plans not approved by Shareholders (1)	—	—	—
Total	1,779,311	$29.76	612,350

Footnotes:

(1)

The table does not include information for equity compensation plans assumed by United in connection with mergers and acquisitions and pursuant to which there remain outstanding options (collectively, “Assumed Plans”), which include the following: Century Bancshares, Inc., GrandBanc, Inc., Sequoia Bancshares, Inc. and Premier Community Bankshares, Inc. A total of 105,262 shares of United common stock may be purchased under the Assumed Plans, at a weighted average exercise price of $17.03. No further grants may be made under any Assumed Plan.

GOVERNANCE OF THE COMPANY

Board Leadership Structure

The Board of Directors regularly evaluates its leadership structure to ensure it continues to be in the best interest of the Company and its shareholders. The Board of Directors is led by a Chairman selected by the Board of Directors. The Board of Directors does not have a fixed policy regarding the separation of the offices of the Chairman and the Chief Executive Officer, and believes it should maintain the flexibility to establish a leadership structure that fits the needs of the Company and its shareholders at any particular point in time.

Presently, Richard M. Adams, the Company’s Chief Executive Officer is also the Chairman of the Board. The Board of Directors believes there are a number of important advantages to continuing to combine the offices of the Chairman and the Chief Executive Officer. The Chief Executive Officer is the director most familiar with the Company’s business, industry, regulatory requirements, and markets. As such, he is best situated to lead Board of Directors’ discussions on important matters affecting the Company. Combining the offices of the Chairman and the Chief Executive Officer provides unified leadership for the Company, promotes the development and implementation of corporate strategy, and contributes to a more efficient and effective board.

Mr. Adams has worked in the banking industry for more than 40 years, and has successfully served as the Company’s Chairman and Chief Executive Officer for more than 30 years. He has the experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy. He is also a significant shareholder reporting beneficial ownership of 783,903 shares, closely aligning his interests with those of the Company’s shareholders.

The Board of Directors recognizes the importance of a strong independent board. The Board of Directors maintains a supermajority of independent directors, designates a lead independent director, has regular meetings of the independent directors in executive session without the presence of insiders, has a succession plan for incumbent management, determines management compensation by a committee of independent directors, and the Company’s operations are highly regulated.

P. Clinton Winter, Jr. serves as the Board of Director’s Lead Independent Director. The Lead Independent Director’s duties and responsibilities include: setting the agenda for and presiding over meetings of the independent directors; advising the Chairman and Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; acting as a “sounding board” and advisor to the Chairman and Chief Executive Officer; contributing to the performance review of the Chairman and Chief Executive Officer; and staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

Mr. Winter is the Chairman of the Compensation Committee, and also serves on the Board of Director’s Audit, Executive, and Governance and Nominating Committees. He has been a director of the Company since 1996 and is a significant shareholder with reported beneficial ownership of 486,415 shares.

Independence of Directors

The Governance and Nominating Committee of the Board of Directors annually reviews the relationships of each member of the Board of Directors to determine whether each director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules. The determination made by the Governance and Nominating Committee is then submitted to the Board of Directors to permit the Board of Directors to affirmatively determine whether each director has any relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Governance and Nominating Committee met on January 24, 2011, to determine the independence of the current members of the Board of Directors. At the meeting, the Governance and Nominating Committee reviewed the directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors.

Based on the subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules, the Governance and Nominating Committee determined that the following individuals who served on the Board of Directors at any time during 2010 are independent: Robert G. Astorg, W. Gaston Caperton, III, Theodore J. Georgelas, F. T. Graff, Jr., John M. McMahon, J. Paul McNamara, G. Ogden Nutting, William C. Pitt, III, Mary K. Weddle, Gary G. White and P. Clinton Winter, Jr. Mr. Nutting resigned from the Board of Directors on January 6, 2011.

The NASDAQ listing standards contain additional requirements for members of the Compensation Committee, the Audit Committee and the Governance and Nominating Committee. All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.

The Governance and Nominating Committee also considered the following relationships in evaluating the independence of the Company’s independent directors and determined that none of the relationships constitute a material relationship with the Company.

•         United’s subsidiaries provided lending and/or other financial services to certain members of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2010 in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships satisfied the standards for independence.

•         Bowles Rice McDavid Graff & Love LLP, an entity affiliated with F. T. Graff, Jr., provided legal services to the Company and received payments from the Company for such services during 2010. These payments did not exceed 5% of the Company’s or Bowles Rice McDavid Graff & Love LLP’s consolidated revenues for 2010, and therefore, the relationship satisfied the standards for independence.

•         H&R Block Tax Business Services, an entity affiliated with Robert Astorg, provided tax services to the trusts and estates that have named United’s trust department as the trustee or the executor. H&R Block Tax Business Services received payments from the individual trusts and estates and not from the Company or its subsidiaries and therefore the relationship satisfied the standards for independence.

•         United Bank (WV) leases a drive-in facility from The Ogden Newspapers, Inc. of which G. Ogden Nutting is the Chairman. The lease payments did not exceed 5% of the Company’s or The Ogden Newspapers’ consolidated revenues for 2010, and therefore, the relationship satisfied the standards for independence.

The Governance and Nominating Committee determined that the following individuals who served on the Board of Directors at any time during 2010 are not independent: Richard M. Adams, Lawrence K. Doll, and Donald L. Unger. Messrs. Adams, Doll, and Unger are not independent because these directors are currently employed or have been employed by the Company within the last three years.

The Board of Directors reviewed and approved the determinations made by the Governance and Nominating Committee.

Risk Management Oversight

The Board of Directors’ role in the risk management process is to provide oversight to ensure an effective enterprise risk management program is in place. This program and the processes related thereto focus on the following six risk categories: credit risk, liquidity risk, price risk, transaction risk, compliance risk, and reputation risk. The Board of Directors, through the adoption of Company policies, defines risk exposure limits for each of these risk categories, taking into consideration the Company’s strategic goals and objectives, as well as current market conditions.

The Board of Directors risk management oversight is provided primarily by the Board of Directors’ Audit Committee. In addition to overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, the Audit Committee has oversight of the Company’s risk management function. This oversight includes the appointment and annual review of the Company’s Corporate Risk Manager, the approval of outsourced or co-sourced risk management arrangements, the review of significant reports to management prepared by the Company’s Risk Management Department and the timeliness of management’s responses, and the discussion with management regarding the responsibilities, budget, staffing, and scope of the Company’s Risk Management Department.

At the management level, the ultimate responsibility for oversight of the risk management function lies with the Corporate Risk Manager. The Corporate Risk Manager is an executive officer of the Company who reports directly to the Audit Committee Chairman. The Corporate Risk manager provides regular risk management reports to the Audit Committee and the full Board of Directors, as well as at meetings of the independent directors.

The Corporate Risk Manager has established a Corporate Risk Management Committee at the Company level, to serve as the Company’s primary risk management forum for analyzing policy. The objective of this committee is to promote proper risk management practices throughout the Company and to serve as the vehicle for the oversight of the risk management guidelines contained in the Company’s Corporate Risk Management and Control Policy. On a regular basis, the Corporate Risk Management Committee prepares risk management reports for presentation to the Audit Committee and the full Board of Directors.

In addition to the oversight of the Audit Committee, the Board of Directors’ Compensation Committee oversees the Company’s compensation policies and arrangements to ensure they encourage appropriate levels of risk taking by management with respect to the Company’s strategic goals and to determine whether any of them give rise to risks that are reasonably likely to have a material adverse effect on the Company. The Board of Directors’ Governance and Nominating Committee also plays a key role related to risk management by ensuring the Company’s leadership structure is appropriate and by carefully reviewing the responsibilities of each Board Committee to ensure that all significant risk categories are addressed by at least one Committee. The Audit Committee, the Compensation Committee, and the Governance and Nominating Committee are comprised entirely of independent directors.

Board and Committee Membership

The committee descriptions and membership set forth below are those applicable as of the mailing date of this proxy statement.

During 2010, the Board of Directors met seven (7) times. The Board of Directors of the Company has four (4) standing committees: The Executive Committee, Audit Committee, Compensation Committee, and Governance and Nominating Committee. During 2010, each incumbent director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served except for Mr. J. Paul McNamara. Although there is no formal written policy, attendance at the annual meeting by directors is expected. Eleven of the thirteen incumbent directors attended the 2010 Annual Meeting. The Company’s independent directors held two (2) meetings during 2010.

The Executive Committee

The Executive Committee is currently comprised of seven (7) directors, Richard M. Adams, Chairman, W. Gaston Caperton, III, Lawrence K. Doll, F. T. Graff, Jr., John M. McMahon, Gary G. White, and P. Clinton Winter, Jr. Until January 6, 2011, G. Ogden Nutting served on the Executive Committee. The Executive Committee exercises all the authority of the Board of Directors whenever the Board of Directors is not meeting unless prohibited by law or the provisions of the articles of incorporation or bylaws of the Corporation. The Board of Directors has specifically empowered the Executive Committee to investigate mergers and acquisitions by marshaling necessary information and data to evaluate the advisability of mergers and acquisitions and to report their findings to the Board of Directors. The Board of Directors may accept, ratify, approve, amend, modify, repeal or change the actions of the Executive Committee. During 2010, the Executive Committee met two (2) times.

The Audit Committee

The Audit Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent registered public accounting firm, the scope and results of the audit of the financial statements, audit fees and any recommendations with respect to internal controls and financial matters. The United Bankshares, Inc. Board of Directors’ Audit Committee Charter, as approved by the Board of Directors, governs the Audit Committee and is available on the corporate website under Policies at “www.ubsi-inc.com”. Current members of this committee are Robert G. Astorg, Chairman, William C. Pitt, III, Mary K. Weddle and P. Clinton Winter, Jr. The Audit Committee met four (4) times during 2010. All members of the Audit Committee are independent directors as independence is defined in the NASDAQ listing standards and the SEC rules.

Audit Committee Financial Expert

The Board of Directors has determined that all audit committee members are financially literate under the NASDAQ listing standards. The Board also determined that Robert G. Astorg and Mary K. Weddle each qualify as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. All of the audit committee financial experts are independent as independence is defined in the NASDAQ listing standards and the SEC rules.

The Compensation Committee

The Compensation Committee recommends executive officer and director compensation to the Board of Directors. The Compensation Committee is composed solely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Current members of this committee are P. Clinton Winter, Jr., Chairman, W. Gaston Caperton, III, John M. McMahon, and Gary G. White. Until January 6, 2011, G. Ogden Nutting served on the Compensation Committee. The Compensation Committee met four (4) times during 2010. The Compensation Committee is governed by the Compensation Committee charter which is available on the corporate website under Policies at “www.ubsi-inc.com”.

The Compensation Committee’s primary processes and procedures for consideration and determination of executive compensation can be found in the Compensation Discussion and Analysis section under the headings “Role of Executive Officers and the Committee in Compensation Decisions” and “Overview of Compensation Program.”

The Compensation Committee is also responsible for evaluating the compensation of our directors and recommending changes for consideration by the independent directors of the board when appropriate. The Compensation Committee uses peer group information when evaluating the compensation of our directors. Compensation for our directors who served on United’s Board of Directors in 2010 can be found in the Director Compensation table on page 45.

The Governance and Nominating Committee

The purposes of the Governance and Nominating Committee are to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement United’s corporate governance policies, approve annual director nominees for and any subsequent changes in the subsidiary banks’ boards, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors.

Nominations to the Board of Directors by a shareholder may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section is set forth in full below:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

In identifying nominees and evaluating and determining whether to nominate a candidate for a position on United’s Board, the Committee considers the criteria outlined in United’s corporate governance policy, which include the independence of the proposed nominee, diversity, age, skills and experience in the context of the needs of the Board of Directors. While United does not have a separate policy with regard to the consideration of diversity in identifying director nominees, the Committee will review available information about the candidates including gender, race, and ethnicity, as well as the candidate’s diverse individual background and geographic location. United regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will consider and review all candidates in the same manner regardless of the source of the recommendation.

At a meeting on August 4, 2009, the Governance and Nominating Committee unanimously agreed to implement the following Governance Policy Guidelines: 1) minimum stock ownership requirement for outside directors of 4,000 beneficially owned shares of common stock and options; 2) minimum stock ownership requirement for executives of 40,000 beneficially owned shares of common stock and options; 3) a public disclosure of the Governance Policy Guidelines; and 4) mandatory director resignation in the event of his or her change in employment.

The Governance and Nominating Committee is composed of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Members of this committee are John M. McMahon, Chairman, W. Gaston Caperton, III, Gary G. White, and P. Clinton Winter, Jr. Until January 6, 2011, G. Ogden Nutting served on the Governance and Nominating Committee. The Governance and Nominating Committee met three (3) times during 2010. The charter for this committee is available on the corporate website under Policies at “www.ubsi-inc.com”.

Related Party Transactions

Policies and Procedures. The Board of Directors has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate families, or shareholders owning five percent or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Related person transactions must be approved by the Audit Committee of the Board (the “Committee”). At each calendar year’s first regularly scheduled Committee meeting, management recommends Related Person Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee approves or disapproves such transactions and at each subsequently scheduled meeting, management will update the Committee as to any material change to proposed transactions.

The Committee will consider all of the relevant facts and circumstances available to the Committee, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third persons and whether the transaction violates any requirements of the Company’s financing agreements.

In the event management recommends any further related person transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification shall not be forthcoming, management will make all reasonable efforts to cancel or annul such transaction.

All related party transactions since January 1, 2010, which were required to be reported in this proxy statement were approved by the Committee in accordance with United’s Related Party Transaction Policy.

Description of Related Person Transactions. United’s subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions, which at times involved loans in excess of $120,000, were in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with persons not related to United and did not involve more than the normal risk of collectability or present other unfavorable features. United’s subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and loans extended to officers and directors are in compliance with such laws and are exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

F. T. Graff, Jr., a member of the Board of Directors of United, is a partner in the law firm of Bowles Rice McDavid Graff & Love LLP in Charleston, West Virginia. Bowles Rice McDavid Graff & Love LLP rendered legal services to United during 2010, and it is expected that the firm will continue to render certain services in the future. The fees paid to Bowles Rice McDavid Graff & Love LLP in 2010 were $1,124,790, which represented less than 5% of that firm’s revenues for the year 2010. The legal fees paid to Bowles Rice McDavid Graff & Love LLP were the ordinary and customary fees for such legal services. As partner of the law firm of Bowles Rice McDavid Graff & Love LLP, Mr. Graff’s interest in the fees paid by United in 2010 was approximately $22,400. This amount was calculated based on Mr. Graff’s percentage of net income of Bowles Rice McDavid Graff & Love LLP, and was computed without regard to the amount of profit or loss.

Executive Officers

Set forth below are the executive officers of United and relations that exist with affiliates and others for the past five years.

Name	Age	Present Position	Principal Occupation and Banking Experience During the Last Five Years
Richard M. Adams	64	Chairman of the Board & Chief Executive Officer since 1984 – United; Chairman of the Board & Chief Executive Officer – United Bank (WV), a subsidiary of United	Chairman of the Board & Chief Executive Officer – United; Chairman of the Board & Chief Executive Officer – United Bank (WV)
Richard M. Adams, Jr.	42	Executive Vice-President since 2000 – United; President – United Bank (WV), a subsidiary of United	Executive Vice-President – United; President – United Bank (WV); Executive Vice-President – United Bank (WV); Senior Vice-President – United Bank (WV); President – United Brokerage Services, Inc.
James J. Consagra, Jr.	50	Executive Vice-President since 1999 – United; President & Chief Executive Officer – United Bank (VA), a subsidiary of United	Executive Vice-President – United; President & Chief Executive Officer-United Bank (VA); Executive Vice-President & Chief Financial Officer – United Bank (VA)
James B. Hayhurst, Jr.	64	Executive Vice-President since 1986 – United; Executive Vice-President – United Bank (WV), a subsidiary of United	Executive Vice-President – United; Executive Vice-President – United Bank (WV)
Craige L. Smith	59	Executive Vice-President since 2010 – United; Chief Operating Officer – United Bank (VA), a subsidiary of United	Executive Vice-President – United; Chief Operating Officer – United Bank (VA); Executive Vice-President – United Bank (VA)
Joe L. Wilson	63	Executive Vice-President since 1986 – United; Executive Vice-President – United Bank (WV), a subsidiary of United	Executive Vice-President – United; Executive Vice-President – United Bank (WV)
Steven E. Wilson	62	Executive Vice-President since 1986, Chief Financial Officer, & Treasurer since 1989 – United; Secretary since 1999 – United; Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United Bank (WV), a subsidiary of United	Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United; Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United Bank (WV)

Family Relationships

Richard M. Adams and Richard M. Adams, Jr. are father and son.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by United’s shareholders, United’s Audit Committee has selected Ernst & Young LLP (“Ernst & Young”), Charleston, West Virginia as the independent registered public accounting firm for United to audit the consolidated financial statements of United and its subsidiaries for the fiscal year ending December 31, 2011. Ernst & Young has audited the financial statements of United and its subsidiaries since 1986.

Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Shareholder ratification of the selection of Ernst &Young as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will terminate Ernst & Young as the Company’s independent registered public accounting firm and direct the appointment of a different firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee and the Board of Directors recommends a vote “FOR” the ratification of Ernst & Young as the independent registered accounting firm for United.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The United Bankshares, Inc. Audit Committee reviews United’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. United’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the 2010 audited financial statements. This discussion included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as Amended by Statement on Auditing Standards, No. 90, Communications with Audit Committees and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with them their independence from the Company and its management. The Audit Committee determined that the nonaudit services provided to the Company by the independent registered public accounting firm are compatible with the auditors’ independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements and management’s report on the effectiveness of internal control over financial reporting be included in United’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

No member of the Audit Committee is a former or current officer or employee of United.

Audit Committee

Robert G. Astorg, Chairman	William C. Pitt, III
Mary K. Weddle	P. Clinton Winter, Jr.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. During 2010 and 2009, all services related to the audit, audit-related and tax fees described below provided by Ernst & Young LLP were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees Information

Audit Fees. Fees for audit services were $658,650 in 2010 and $666,795 in 2009, including fees associated with the annual audit, the reviews of United’s quarterly reports on Form 10-Q and annual report on Form 10-K, and required statutory audits as well as the audit of management’s assertion on the effectiveness of internal control over financial reporting.

Audit-Related Fees. Fees for audit-related services were $225,700 in 2010 and $129,200 in 2009. Audit-related services principally include audits of certain subsidiaries, employee benefit plans, and other attest services not classified as audit.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning were $136,275 in 2010 and $96,350 in 2009.

All Other Fees. No other fees were incurred in 2010. Fees for training audit and risk management personnel of United were $2,900 in 2009.

PROPOSAL 3: ADOPTION OF A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF UNITED’S NAMED EXECUTIVE OFFICERS

In accordance with recently adopted changes to Section 14A of the Exchange Act, stockholders will be asked to provide their support with respect to the compensation of United’s named executive officers by voting on an advisory, non-binding resolution.

The executive officers named in the summary compensation table set forth in this proxy statement and deemed to be United’s “named executive officers” are Richard M. Adams, Steven E. Wilson, James B. Hayhurst, Jr., James J. Consagra, Jr. and Richard M. Adams, Jr.

Stockholders are urged to read the compensation information on the following pages of this proxy statement which discusses the compensation policies and procedures with respect to United’s named executive officers and vote on the following advisory, non-binding resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to United’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

As detailed in the Compensation Discussion & Analysis beginning on page 22, United’s compensation for its named executive officers is in line with its peer group while United’s financial performance continues to be superior to its peer group’s financial performance. In addition, United’s Compensation Committee has reviewed the Company’s compensation policies and believes that United’s policies do not promote unnecessary risk taking nor are they reasonably likely to have a material adverse effect on the Company.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although nonbinding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding United’s executive compensation programs.

The Board of Directors and Compensation Committee recommends a vote “FOR” the nonbinding resolution to approve the compensation of United’s named executive officers.

PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE VOTES ON THE COMPENSATION OF UNITED’S NAMED EXECUTIVE OFFICERS

In accordance with recently adopted changes to Section 14A of the Exchange Act, stockholders are being asked to provide an advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal 3 above) this year and will do so at least once every three years thereafter. Pursuant to recently adopted changes to Section 14A of the Exchange Act, at the 2011 Annual Meeting, stockholders are being asked to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors and Compensation Committee recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. The Board of Directors and the Compensation Committee believe that a shareholder advisory vote on executive compensation that occurs on an annual basis is the most appropriate alternative for United because it will allow United’s shareholders to provide timely, direct input on United’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year and is consistent with United’s efforts to engage in an ongoing dialogue with United’s shareholders on executive compensation and corporate governance matters.

Although the Board of Directors and Compensation Committee recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors and Compensation Committee.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

The Board of Directors and Compensation Committee recommends a vote “FOR” the option of ONE YEAR for the frequency of an advisory vote to approve named executive officer compensation.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Philosophy of Compensation Program

The Company’s philosophy is to ensure that the total compensation paid to all of its employees is fair, reasonable, competitive, and aligned with the best interests of our shareholders and that it maintains a balance between risk and reward. United’s Compensation Committee (the “Committee”), comprised entirely of independent directors, administers United’s executive compensation program consistent with the Company’s compensation philosophy. Ensuring that United’s compensation program does not encourage excessive risk-taking continues to be a top priority of the Committee, and the Committee monitors the Company’s risk profile and risk management process to be sure the Company’s compensation policies do not promote unnecessary and excessive risks that may threaten the value of the Company. All elements of compensation for the Company’s executive officers, as well as all of its employees, are determined by competitive practices from marketplace data. For example, base salaries fall within salary ranges formulated from competitive salary information for like positions in like financial institutions. This information is developed from salary surveys as well as other peer group information. This compensation data is verified from time to time by outside consultants.

The Company strives to link closely executive and nonexecutive compensation with the achievement of financial and non-financial performance goals. Compensation is based upon corporate performance, business unit performance, individual performance and an individual’s level of responsibility. In general, the higher the level of responsibility, the greater the emphasis on corporate performance. It is the Company’s practice to provide a mix of cash, equity-based compensation and other non-cash compensation that it believes balances the best interests of the Company’s employees and the Company’s shareholders.

United’s compensation practices specifically related to its executive officers are presented in more detail in the following discussion and analysis.

Role of Executive Officers and the Committee in Compensation Decisions

As provided in its charter, the Committee has the authority to determine all compensation components for the named executive officers and to approve equity awards to other officers of the Company. The Committee met in January 2010 to act on compensation issues for the named executive officers for 2010. Prior to the January 2010 Compensation Committee Meeting, the Chairman of the Company’s Compensation Committee and the Company’s Chief Executive Officer met to review the performance of the named executive officers and the CEO’s recommendations as to the compensation of each named executive officer. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual award amounts, were presented to the Committee. The Committee annually reviews Mr. Adams’ performance and reaches a recommendation as to Mr. Adams’ compensation. In addition, the Committee also met once in July 2010, and twice in November 2010, to review information contained in the Executive Compensation Survey completed by Aon Consulting; review the Company’s Management Succession and Development Plan; discuss the annual evaluation process; review the mechanics of the Company’s Leadership Development Program; and analyze peer data as it related to executive compensation.

Overview of Compensation Program

The Company’s executive compensation program is designed to:

•	retain executive officers by paying them competitively, motivate them to contribute to the Company’s success, and reward them for their performance;

•	link a substantial part of each executive officer’s compensation to the performance of both the Company and the individual executive officer;

•	encourage ownership of Company common stock by executive officers; and

•	discourage excessive risk-taking.

2010 Executive Compensation Components

For the fiscal year ended December 31, 2010, the principal components of compensation for named executive officers were:

•	salary;

•	annual incentive compensation;

•	long-term incentive equity based compensation; and

•	retirement and other benefits.

Role of Consultants, Peer Group, Surveys and Benchmarking

The Company uses salary surveys and peer group information when evaluating the compensation of our executive officers. Periodically, the Committee retains the services of nationally recognized compensation consulting firms to provide independent advice on compensation matters and to review the Company’s compensation program for all executive officers. During 2008, the Committee retained the services of Aon Consulting, Inc. (“Aon”) to complete a comprehensive evaluation of the Company’s executive compensation program. Aon took its direction from and provided its report to the Committee. In its report, Aon concluded that overall for the top executive group relative to 50th percentile expected values from the peer group data base, salaries and total cash compensation were at the low end of the broad competitive range. In addition, relative to the 50th percentile of published survey data, the CEO’s base salary was within the competitive range, but below the 50th percentile (median), while total cash compensation and total direct compensation were below the broad competitive range. The Committee did not use the 2008 Aon report for purposes of benchmarking, but rather as a general reference for the purpose of comparing the Company’s executive compensation program to that of other companies within the industry.

In determining executive compensation for 2010, the Committee used a peer group similar to the peer group used by Aon in its 2008 report. The peer group consisted of banking companies operating in the United States in the same lines of business as United and of similar size (the “Peer Group”). These companies represented diversified markets and fell within a market capitalization range of $1.0 billion to $2.0 billion when the peer group was developed. At December 31, 2010, United’s market capitalization was $1.3 billion. Several peers fell below the $1 billion level in 2010. Based upon the Committee’s desire to maintain peer consistency, these peers remained. The Peer Group may change from year to year as a result of consolidation in the industry or size of a member of the Peer Group. The Peer Group consists of:

•	Citizens Republic Bancorp, Inc. (Michigan)
•	First Midwest Bancorp, Inc. (Illinois)
•	FirstMerit Corporation (Ohio)
•	Fulton Financial Corporation (Pennsylvania)
•	Susquehanna Bancshares, Inc. (Pennsylvania)
•	Trustmark Corporation (Mississippi)
•	Umpqua Holdings Corporation (Oregon)
•	United Community Banks, Inc. (Georgia)

The Committee considered compensation information for the Peer Group gathered from documents filed with the Securities and Exchange Commission and publicly available executive compensation surveys.

The Committee also reviewed a summary compensation table which provides an overview of total compensation for each named executive officer. The summary compensation table includes the value of each component of compensation including base salary, annual incentive bonus, stock option awards, change in pension benefit value, change in non-qualified deferred compensation earnings and other compensation. The Committee reviews the compensation table on an annual basis.

Salaries

The first element of the executive compensation program is salaries. Salaries of the named executive officers are reviewed on an annual basis. In recent years, the Committee has been directing a shift in the mix of the Company’s executive compensation toward incentive compensation. This strategy is intended to increase the performance orientation of the Company’s executive compensation, and the Committee continued this emphasis in 2010. In setting the base salary for the Chief Executive Officer, and in reviewing and approving the salaries for the other named executive officers, the Committee first reviews the history of and the proposals for the compensation for each individual, including cash and equity-based components. In setting the salaries of the executive officers, the Committee considers salaries paid by the Peer Group to executive officers holding equivalent positions, information contained in the Aon Consulting Executive Compensation Report, corporate performance, business unit performance, individual performance and an individual’s level of responsibility.

Based on the competitive salary data described above, the Committee established a competitive midpoint for a salary range which is used as a guideline to determine the executive officer’s base salary for the following year. At its meeting held on January 25, 2010, the Committee initially decided not to increase the base salaries for the named executive officers and deferred compensation decisions for the executive officers until July 2010. On July 27, 2010, the Committee met and after considering the recommendation of the Chief Executive Officer and the factors and information discussed above, the Committee decided to increase the base salaries for the named executive officers as reflected in the Summary Compensation Table on page 31. These base salary increases were effective on October 15, 2010.

Annual Incentive Compensation

The second element of the executive compensation program is annual incentive compensation. The purpose of the Company’s annual incentive compensation is to motivate and reward executives for their contributions to the Company’s performance by making a large portion of their cash compensation variable and dependent upon the Company’s performance. The Committee annually adopts a plan for cash incentive awards. In determining the potential maximum annual incentive compensation to which an executive officer may be entitled, the Committee uses a percentage of the base salary as a guideline to determine maximum annual incentive compensation. These percentages are based mainly on recommendations from the Aon Consulting Executive Compensation Report referred to above, cash incentive awards paid by the Peer Group to executive officers holding equivalent positions and published compensation survey data.

This percentage is reviewed and established by the Committee each year and are based on a composite rating of several factors, including the following corporate and individual goals:

•	earnings: earnings per share (EPS) growth to $1.65 and outperform return on average assets (ROA) compared to the Peer Group

•	stock: outperform total shareholder returns from 1990, 2000 and the current year compared to the NASDAQ Index, the Peer Group, and potential acquirors

•	dividend: increase the dividend over the previous year

•	unit performance: subsidiary banks of United meeting profit, loan, and deposit targets; and

•	risk management/other: individual objectives, including risk management.

The composite rating components used to achieve awarded percentages of the potential incentive payments were as follows:

	Richard M. Adams	James J. Consagra, Jr.	Steven E. Wilson	Richard M. Adams, Jr.	James B. Hayhurst, Jr.
COMPONENTS	Point Value (%)	Point Value (%)	Point Value (%)	Point Value (%)	Point Value (%)
Earnings	30%	15%	15%	15%	15%
Stock	30%	15%	15%	15%	15%
Dividend	10%	5%	5%	5%	5%
Unit Performance	—	45%	45%	45%	45%
Risk Management/Other	30%	20%	20%	20%	20%
Total Point Value	100%	100%	100%	100%	100%

The financial and individual performance measures for each of the named executive officers are weighted based upon the executive officer’s area of responsibility and his ability to influence or affect the results in the designated areas. Company and individual performance measures were communicated to each named executive officer. These performance objectives are aggressive and dependent on factors the Company has control over, as well as factors over which the Company has no control. In order to attain the maximum annual incentive amount, all Company and individual performance goals must be substantially met. Even with strong performance, the maximum level of incentive compensation is difficult to attain.

The maximum potential incentive awards to the named executive officers for 2010 are listed in the table below.

Name/Position	Incentive Potential as % of Base Salary ______________________ $ Incentive Potential	Awarded % of Potential _________________ $ Awarded
Richard M. Adams Chief Executive Officer	$75% 536,250	90% $482,625
James J. Consagra, Jr. Executive Vice President	$55% 149,394	85% $126.985
Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$30% 77,204	55% $42,462
Richard M. Adams, Jr. Executive Vice President	$55% 132,000	88.5% $116,820
James B. Hayhurst, Jr. Executive Vice President	$40% 92,250	82.5% $76,106

For 2010, the Committee awarded incentive payments to the named executive officers based primarily on: Earnings: the Company met its earnings per share target of $1.65 and its strong return on assets of 0.95% substantially outperformed the Peer Group; Stock: the Company substantially outperformed total shareholder returns from 1990, 2000 and 2010 compared to the NASDAQ Index, the Peer Group and potential acquirors, and increased the stock price 46% for the year 2010; Dividend: increased the dividend for the 37th consecutive year; Risk Management/Other: achieved satisfactory regulatory ratings and asset quality numbers well ahead of Peers. All named executive officers’ scorecards were discounted at various levels for Unit Performance or individual objectives, such as not meeting loan and deposit goals.

ROA COMPARISON – PEER GROUP

Company Name	Ticker	City	State	ROAA (%) Q12010	ROAA (%) Q22010	ROAA (%) Q32010	ROAA (%) Q42010	ROAA (%) YTD2010
Citizens Republic Bancorp, Inc.	CRBC	Flint	MI	-2.86	-1.40	-2.31	-4.06	-2.64
First Midwest Bancorp, Inc.	FMBI	Itasca	IL	0.42	0.40	0.13	-1.35	-0.12
FirstMerit Corporation	FMER	Akron	OH	0.54	0.94	0.80	0.75	0.76
Fulton Financial Corporation	FULT	Lancaster	PA	0.67	0.77	0.92	0.77	0.78
Susquehanna Bancshares, Inc.	SUSQ	Lititz	PA	0.22	0.16	0.17	0.37	0.23
Trustmark Corporation	TRMK	Jackson	MS	1.01	1.13	1.12	1.07	1.08
Umpqua Holdings Corporation	UMPQ	Portland	OR	0.34	0.13	0.29	0.28	0.26
United Community Banks, Inc.	UCBI	Blairsville	GA	-1.68	-3.09	-12.57	-0.89	-4.53

			Median	0.41	0.28	0.23	0.33	0.25
			Average	-0.16	-0.12	-1.43	-0.38	-0.52

United Bankshares, Inc.	UBSI	Charleston	WV	0.91	0.95	0.92	1.04	0.95

Source: SNL Financial

COMPARATIVE TOTAL RETURN ANALYSIS

PEER GROUP
Company Name	Ticker	CURRENT YEAR (2010)	2000 - 2010	1990 - 2010
Citizens Republic Bancorp, Inc.	CRBC	-10.87%	-97.07%	-80.99%
First Midwest Bancorp, Inc.	FMBI	6.13%	-35.30%	214.33%
FirstMerit Corporation	FMER	1.71%	16.60%	654.23%
Fulton Financial Corporation	FULT	20.04%	17.47%	604.46%
Susquehanna Bancshares, Inc.	SUSQ	65.09%	-14.10%	290.84%
Trustmark Corporation	TRMK	15.04%	64.19%	1,437.25%
Umpqua Holdings Corporation	UMPQ	-7.65%	73.61%	N/A
United Community Banks, Inc.	UCBI	-42.48%	N/A	N/A

	Median	3.92%	16.60%	447.65%
	Average	5.88%	3.63%	520.02%

United Bankshares, Inc.	UBSI	53.11%	99.69%	1,142.19%

NASDAQ
		CURRENT YEAR (2010)	2000 - 2010	1990 - 2010
NASDAQ Composite	CCMP	18.16%	15.25%	609.63%

United Bankshares, Inc.	UBSI	53.11%	99.69%	1,142.19%

Source: Bloomberg L.P.

CEO COMPENSATION – PEER GROUP

Company Name	Market Cap 12/31/10 ($ mil)	CEO Base ($)	Non-Equity Incentive Plan & Bonus ($)	Other Annual Compen- sation ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value ($)	Total Compen- sation ($)
Citizens Republic Bancorp, Inc.	244.3	587,238	—	16,286	128,000	—	355	731,879
First Midwest Bancorp, Inc.	853.6	623,077	—	97,471	360,450	—	43,122	1,124,120
FirstMerit Corporation	2,153.5	731,088	363,246	379,259	1,599,992	—	2,833,715	5,907,300
Fulton Financial Corporation	2,058.2	793,742	203,595	106,700	113,569	—	—	1,217,606
Susquehanna Bancshares, Inc.	1,258.1	750,000	—	28,228	146,500	—	287,001	1,211,729
Trustmark Corporation	1,587.7	726,715	281,356	62,086	1,536,792	—	392,473	2,999,423
Umpqua Holdings Corporation	1,395.1	714,000	—	44,080	320,400	184,000	1,054,236	2,316,716
United Community Banks, Inc.	184.6	400,000	—	78,581	199,877	—	185,649	864,107

Average of Peer Group	1,216.9	665,733	***282,732	101,586	550,698	***184,000	599,569	2,046,610

United Bankshares, Inc.	1,273.8	666,250	482,625	224,821	—	375,000	548,245	2,296,941

Average of Peer Group Excluding Tarp Participants	1,690.5	743,109	***282,732	124,071	743,451	***184,000	913,485	2,730,555

*** Average of Peer Group who paid Non-Equity Plan Incentives and Bonuses as well as Option Awards.

Source: 2010 Proxy data used for Peer Group; 2011 Proxy data used for United Bankshares, Inc.

Long-Term Incentive Compensation

The third element of the executive compensation program is long-term incentive compensation. The main component of the long-term incentive compensation program is the United Bankshares, Inc. 2006 Stock Option Plan (the “2006 Stock Option Plan”). In January 2006, the Committee retained Towers Watson to provide data and recommendations related to the design of the 2006 Stock Option Plan. The Committee recommended and the Company’s stockholders approved the 2006 Stock Option Plan at the Annual Meeting on May 15, 2006. The purpose of the 2006 Stock Option Plan is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. Under this plan, the Company may award options for up to 1,500,000 shares of the Company’s common stock over the 5-year term of the plan to qualified officers of the Company and its subsidiaries. Any options granted by the Company will have an exercise price equal to the fair market value of the Company’s stock based on the closing stock price of the Company’s common stock as of the date of grant. The Company’s practice is to grant option awards as of the date approved by the Committee. The Company has never granted an option priced on a date other than the grant date. These stock options will have value only if the market price of the common stock increases after the grant date. Options granted under the plan vest according to a schedule designated at the grant date.

Annual stock option grants for executive officers are a key element of market-competitive total compensation. The Committee approves annual stock option grants for the executive officers based on various factors including level of responsibility within the organization, contributions made to the success of the organization, compensation peer group data, a review of available published data on senior management compensation, and information contained in the Aon Consulting Executive Compensation Report.

In 2010, the Committee granted stock options to the executive officers as follows:

Name/Position	Number of Securities Underlying Stock Options Granted (#)
Richard M. Adams, Chairman of the Board and Chief Executive Officer	60,000
Steven E. Wilson, Executive Vice President, Chief Financial Officer, Secretary and Treasurer	10,000
James J. Consagra, Jr., Executive Vice President	20,000
James B. Hayhurst, Jr., Executive Vice President	12,500
Richard M. Adams, Jr., Executive Vice President	20,000

In July 2010, the Committee met and agreed to retain Towers Watson to review market practices in terms of long-term incentives: prevalent designs, features, and implications of various design alternatives. In November 2010, the Committee met to consider the Company’s objective and review the analysis conducted by Towers Watson concerning long-term incentive program design. At this meeting the Committee decided to proceed with the development of a new long-term incentive compensation plan, discussed more fully at page 48. On February 28, 2011, the Committee and the Board approved the 2011 Long-Term Incentive Plan and directed that it be submitted to the shareholders for approval at the 2011 Annual Meeting.

Perquisites and Other Personal Benefits

Generally, the Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a named executive officer in being productive and focused on his or her duties, and which management and the Committee believe are reasonable and consistent with the Company’s overall compensation program. Management and the Committee periodically review the levels of perquisites or personal benefits provided to the named executive officers.

Retirement and Other Benefits

United has a defined benefit retirement plan covering substantially all employees hired prior to October 1, 2007. Employees who meet the minimum age requirement, work at least 1,000 hours per year, and were hired prior to October 1, 2007, are covered under the UBSI Defined Benefit Pension Plan (the “Plan”). The cost of the Plan is fully funded by the Company. Employees hired or rehired on or after October 1, 2007, are not eligible to participate in this Plan. The Plan benefit is based on years of service and average salary. Maximum salary levels are set each year based on Internal Revenue Service regulations, and are generally less than the average salary of the named executive officers. These maximum levels limit the qualified pension benefit payout available to named executive officers’ percentage of current base pay.

To provide funding for the shortfall in qualified pension plan benefit, United provides Supplemental Executive Retirement Plan (“SERP”) agreements to the named executive officers. Accordingly, to the extent the named executive officer’s annual retirement income exceeds the limitations imposed by the Internal Revenue Service, the excess benefits may be paid from the Company’s SERP. In 2003, the Company retained Clark/Bardes to implement the Company’s Supplemental Retirement Program and to determine its reasonableness and competitiveness in the market place. SERP agreements are generally provided to executives in the banking industry, and the Company considers them a necessary element of a competitive compensation package.

Employment Agreements

None of the named executive officers other than the Company’s Chief Executive Officer, Mr. Adams, has an employment agreement with the Company. See the description of Mr. Adams’ Employment Agreement under the heading “Employment Contracts of Named Executive Officers” on page 33.

In deciding to enter into an Employment Agreement with Mr. Adams and in deciding to extend the term of Mr. Adams’ Employment Agreement, the Company considered the following factors: the Company’s consistent long-term success in attaining its performance goals under Mr. Adams’ leadership; Mr. Adams’ 41 years of service to the Company; and the growth of the Company from a single office $100 million bank to an $7.2 billion regional bank holding company during Mr. Adams’ 35-year tenure as Chief Executive Officer creating substantial long-term returns to the Company’s shareholders.

Termination and Change of Control

The Company has entered into change of control agreements with the named executive officers. The Change of Control Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments upon Termination or Change of Control” on page 38.

Non-Qualified Deferred Compensation

The named executive officers, in addition to certain other executives, are entitled to participate in the Company’s Non-Qualified Retirement and Savings Plan. Under the Non-Qualified Retirement and Savings Plan, eligible employees can defer up to 100% of earnings in excess of the limits prescribed by the Internal Revenue Service. The Company does not match or supplement executive contributions to this plan. The Non-Qualified Retirement and Savings Plan is discussed in further detail under the heading “Non-Qualified Deferred Compensation” on page 37.

Other Compensation

The Company provides other benefits to executive officers as well as all full-time employees. These benefits include the opportunity to participate in a Qualified Savings and Stock Investment 401K plan, medical and dental insurance plans, company paid group life and long-term disability plans, and paid time off.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Non-Qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 37 under the heading “Non-Qualified Deferred Compensation.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (ASC topic 718).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s named executive officers as determined as of the end of 2010, 2009, and 2008.

Name and Principal Position	Year	Salary		Option Awards (1)	Non-Equity Incentive Plan Compen- sation (2)		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings (3)		All Other Compen- sation (4)		Total
Richard M. Adams Chairman of the Board and Chief Executive Officer	2010 2009 2008	$ $ $	666,250 650,000 650,000	$375,000 — —	$ $	482,625 — 170,625	$ $ $	548,245 247,795 494,763	$ $ $	224,821 27,488 154,259	$ $ $	2,296,941 925,283 1,469,647
Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2010 2009 2008	$ $ $	257,348 257,348 257,348	$62,500 — —	$ $	42,462 — 21,231	$ $ $	120,136 72,184 150,055	$ $ $	58,895 15,171 23,445	$ $ $	541,341 344,703 452,079
James B. Hayhurst, Jr. Executive Vice President	2010 2009 2008	$ $ $	226,406 225,000 222,450	$78,125 — —	$ $	76,106 — 24,750	$ $ $	112,822 66,427 171,243	$ $ $	57,093 15,529 26,587	$ $ $	550,552 306,956 445,030
James J. Consagra, Jr. Executive Vice President	2010 2009 2008	$ $ $	266,656 265,000 260,000	$125,000 — —	$ $	126,985 — 51,012	$ $ $	169,504 99,242 89,171	$ $ $	53,346 22,924 23,064	$ $ $	741,491 387,166 423,247
Richard M. Adams, Jr. Executive Vice President	2010 2009 2008	$ $ $	228,750 225,000 218,333	$125,000 — —	$ $	116,820 — 40,218	$ $ $	150,601 88,007 71,448	$ $ $	53,499 15,785 15,245	$ $ $	674,670 328,792 345,244

Footnotes:

(1)

Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock option granted pursuant to United’s 2006 Stock Option Plan. The grant date fair value was calculated using a binomial lattice option pricing model based on a weighted average fair value of $6.25 per option granted in 2010. The assumptions used in determining the valuation of these options using this methodology were as follows: average expected option life of 5.69 years; risk-free interest rate of 2.64%; a volatility factor of 0.3637; and a dividend yield of 3.00%. No stock options were granted in 2009 or 2008.

(2)

The amounts disclosed were awarded pursuant to United’s Non-Equity Incentive Plan which is based on financial and individual performance measures that are communicated to the named executive officers. The amounts earned under United’s Non-Equity Incentive Plan are disclosed in the year earned, although paid in the following year.

(3)

Change in value of executive officer’s Pension and SERP benefit during the year of 2010. For Mr. R. Adams, the increase in Pension value was $130,942 and the increase in SERP value was $417,303. For Mr. Wilson, the increase in Pension value was $120,316 while his SERP value decreased $82,732 and thus was not included. For Mr. Hayhurst, the increase in Pension value was $112,822 while his SERP value decreased $70,848 and thus was not included. For Mr. Consagra, the increase in Pension value was $51,131 and the increase in SERP value was $118,373. For Mr. R. Adams, Jr., the increase in Pension value was $42,787 and the increase in SERP value was $107,814.

(4)

All Other Compensation includes perquisites (aggregate amounts for perquisites less than $10,000 are not disclosed), company contributions to the named executive officer’s 401(k) Plan, compensation due to the exercise of non-statutory stock options pursuant to United’s Stock Option Plans, and company paid life, health and disability insurance premiums. Perquisites are valued based on their incremental cost to the Company in accordance with SEC regulations. Aggregate perquisites of $13,161 were provided to Mr. Hayhurst in 2010 which exceeded $10,000 and are thus included in his All Other Compensation column. His perquisites include a country club membership, personal use of a company automobile and a medical exam paid for by the company. Aggregate perquisites of $17,713 were provided to Mr. Consagra in 2010 which exceeded $10,000 and are thus included in his All Other Compensation column. His perquisites include a country club membership and personal use of a company automobile. Aggregate perquisites of $31,739 were provided to Mr. Adams, Jr. in 2010 which exceeded $10,000 and are thus included in his All Other Compensation column. His perquisites include country club memberships, personal use of a company automobile and a medical exam paid for by the company. The compensation amounts from the exercise of non-statutory options included in 2010 for the executive officers are as follows: Mr. Richard Adams, $200,656; Mr. S. Wilson, $46,146; Mr. Hayhurst, $28,320, Mr. Consagra, $19,802 and Mr. Adams, Jr., $2,677.

Salary and bonus amounts paid to the named executive officers as a percentage of total compensation are as follows for 2010: Mr. R. Adams – 29.01%; Mr. Wilson – 47.54%; Mr. Hayhurst – 41.12%; Mr. Consagra – 35.96%; and Mr. R. Adams, Jr. – 33.91%.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of all plan-based awards in the fiscal year 2010 to the named executives.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($) (1)	Maximum ($) (3)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Adams	1/25/2010	—	—	$536,250	—	60,000	—	—	—	$22.31	$375,000
Steven E. Wilson	1/25/2010	—	—	$77,204	—	10,000	—	—	—	$22.31	$62,500
James B. Hayhurst, Jr.	1/25/2010	—	—	$92,250	—	12,500	—	—	—	$22.31	$78,125
James J. Consagra, Jr.	1/25/2010	—	—	$149,394	—	20,000	—	—	—	$22.31	$125,000
Richard M. Adams, Jr.	1/25/2010	—	—	$132,000	—	20,000	—	—	—	$22.31	$125,000

Footnotes:

(1)

No target amounts under United’s Non-Equity Incentive Plan were awarded during the year 2010. Amounts set forth in the Non-Equity Incentive Plan compensation column of the Summary Compensation Table for 2010 were awarded under United’s Non-Equity Incentive Plan on February 28, 2011 and were paid March 15, 2011.

(2)

All 2010 grants were made under the United Bankshares, Inc. 2006 Stock Option Plan as approved by shareholders on May 15, 2006. Stock options were granted on the January 25, 2010 grant date closing price and will vest three years from the grant date. These options have a term of 10 years. Vesting is based upon continued employment through the vesting date. All options will become immediately exercisable upon a change of control of the Company.

(3)

Amounts represent maximum potential payout opportunities for each of the named executive officers. For 2010, the maximum potential non-equity incentive compensation as a percentage of base salary for the named executive officers were as follows: Mr. R. Adams - 75%; Mr. S. Wilson - 30%; Mr. Consagra - 55%; Mr. Hayhurst - 40%; and Mr. R. Adams, Jr. - 55%.

Employment Contracts of Named Executive Officers

Richard M. Adams, Chairman and Chief Executive Officer of United and United Bank (WV), entered into an employment contract with United effective April 11, 1986. The original term of Mr. R. Adams’ employment contract was five years commencing on March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract. This contract was amended on February 16, 1989 and on April 1, 1993 to provide for continued employment of Mr. Adams, and in November of 2001, to extend the initial term of the contract through March 31, 2007 with the provision for additional one (1) year term extensions by the Compensation Committee with the approval of Mr. R. Adams. The employment contract was subsequently amended and restated in November of 2008 to comply with the requirements of Internal Revenue Code Section 409A.

On February 28, 2011, at the request of Mr. R. Adams, the Compensation Committee amended Mr. R. Adams’ employment contract to align it more closely with the pay practices suggested by Institutional Shareholders, Inc. (ISS). In that regard, the Compensation Committee agreed to the following changes suggested by Mr. R. Adams: (1) the reduction of the rolling term of employment from five years to three years, (2) the amendment of certain termination payments from a payment in a lump sum amount equal to his base salary for a sixty (60) month period to a lump sum amount equal to three times the sum of his prior year’s base salary and target bonus; (3) the elimination of the modified single trigger provision providing for a change in control payment without involuntary job loss or reduction in duties and the insertion of a double trigger provision requiring both a change in control and involuntary job loss or reduction in duties; and (4) the deletion of provisions entitling Mr. R. Adams to a “280G gross- up payment” relating to reimbursement of certain excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Under Mr. R. Adams’ amended contract, if the contract is terminated for any reason other than cause, Mr. R. Adams, or his family or estate, is entitled to a lump sum payment equal to three times the sum of his prior year’s base salary and target bonus. Under Mr. R. Adams’ contract, cause is defined as based on (i) excessive, unapproved absences, (ii) gross or willful neglect of duty that results in some substantial loss to United, or (iii) fraud or commission of any criminal act, if proven. If the contract is terminated for cause, United must pay Mr. R. Adams’ base salary only for the period of his active full-time employment to the date of termination. The term of this contract is through March 31, 2014 and may be extended for additional one (1) year terms. Under the contract, Mr. R. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and its subsidiaries. The contract provides for a base compensation of $715,000 and additional benefits consistent with the office. This base compensation may be increased but not decreased.

Bank Owned Life Insurance (BOLI)

United has purchased BOLI policies covering several key company officers including the named executive officers. The purchase of BOLI represents a tax-advantaged financing strategy that permits the company to meet its increasing benefit liability obligations in a more cost-effective manner. The intent is to create an independent source of funds to recoup some of the benefit expenses. The policies’ earnings, including death proceeds, will be used to offset and recover a portion of the costs to carry the policies. Interest earned on the cash value is not subject to tax unless the policies are surrendered or borrowed against before the insured’s death. United earned the following approximate amounts of income in 2010 related to the BOLI policies on the named executive officers: Mr. R. Adams, $206,000; Mr. S. Wilson, $95,000; Mr. Hayhurst, $85,000; Mr. Consagra, $60,000; and Mr. R. Adams, Jr., $37,000.

Employee Benefit Plans

Except for the Deferred Compensation Plan applicable to directors, no directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

United’s subsidiaries provide, on a substantially non-contributory basis for all full-time employees, including the named executive officers, life, and disability insurance. Life insurance with a value of 250% of base salary, up to a maximum benefit of $1,000,000, is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all full-time salaried employees of United and its subsidiaries.

Employees, including the named executive officers, of United hired prior to October 1, 2007, or its participating subsidiaries, who complete one year of eligible service and are 21 years of age are eligible to participate in United’s Pension Plan (the “Pension Plan”). The Pension Plan is noncontributory on the part of the employee. Pension benefits are based on years of service and the average of the employee’s highest five consecutive plan years of basic compensation paid during the ten plan years preceding the date of determination. United’s funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Vesting is attained after five years of participation.

Pension Benefits

Pension Plan. The United Bankshares, Inc. Pension Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to all regular employees (with some exceptions) hired prior to October 1, 2007. Participation is automatic for those employees hired before October 1, 2007 and begins on January 1 or July 1 after an eligible employee completes one (1) year of service (12 consecutive months during which the employee completes at least 1,000 hours of service) and reaches the age of 21.

Normal benefits under the Pension Plan are based on these factors:

•	years of credited service

•	compensation of the employee, and

•	Social Security covered compensation.

An employee is 100% vested when the first of the following occurs:

•	the employee completes at least 5 years of service or

•	the employee reaches the normal retirement date or

•	the employee reaches early or disability retirement (regardless of whether the employee actually retires).

For purposes of calculating benefits under the Pension Plan, compensation is generally the pay an employee receives from United, including any pre-tax savings under a 401(k) plan maintained by United and salary reductions under an Internal Revenue Code Section 125 plan. Compensation does not include overtime, bonuses or director’s fees. Maximum compensation limits for benefit calculations are set by governmental rules. The limit is indexed and may change each year. For 2010, the limit was $245,000.

The employee’s average compensation is used to calculate his or her retirement benefit. Average compensation is the employee’s average pay over the consecutive five years out of the last ten years with the Company that produces the highest average.

Benefits are paid under the Pension Plan when an employee retires. Retirement under the Pension Plan can be normal retirement, early retirement, delayed retirement or disability retirement.

If an employee retires at the normal retirement age of 65, then the employee’s monthly normal retirement benefit is equal to the sum of 1.25% of average compensation and 0.5% of average compensation in excess of Social Security covered compensation, multiplied by years of service up to 25 years. If an employee terminates employment before his or her normal retirement date, the employee is entitled to his or her vested accrued benefit. The employee will receive the benefits upon early retirement or at his or her normal retirement date, whichever comes first.

An employee may elect early retirement after he or she reaches age 55 and has completed at least 5 years of service. The early retirement benefit is equal to the employee’s accrued benefit as of his or her early retirement date. If payment of the early retirement benefit begins before the employee’s normal retirement date, then the benefit is reduced.

Supplemental Executive Retirement Agreements. United has entered into Supplemental Retirement Agreements (“SERPs”) with each of its named executive officers to encourage such officers to remain employees of United. The SERPs are designed to provide a certain level of post-retirement income to the individuals who have a significant impact on the long-term growth and profitability of United. A more detailed description of the SERPs begins on page 38 of this Proxy Statement.

The following table shows the present value of the accumulated benefit under the Pension Plan and the SERPs as well as the years of credited service for each of the named executive officers. The values in the table reflect the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of December 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard M. Adams	Pension Plan	42	$963,162	—
	SERP	42	$3,862,693	—
Steven E. Wilson	Pension Plan	39	$841,312	—
	SERP	39	$387,072	—
James B. Hayhurst, Jr.	Pension Plan	39	$914,425	—
	SERP	39	$214,906	—
James J. Consagra, Jr.	Pension Plan	13	$203,394	—
	SERP	13	$352,166	—
Richard M. Adams, Jr.	Pension Plan	16	$153,184	—
	SERP	16	$314,911	—

The present value of the accumulated benefit for both the SERP and the Pension Plan benefits was calculated using the following weighted-average assumptions: discount rate of 6.25%; compensation increase rate of 3.75% prior to age 45 and 2.75% otherwise; and an investment return of 8.00%. Benefits under both the Pension Plan and the SERP are based on annual base salary and do not include bonuses, directors’ fees, expense reimbursements, and employer contributions to retirement plans. For Mr. R. Adams, Mr. Hayhurst, and Mr. S. Wilson, the annual benefit under their SERP is further reduced by annual benefits payable at retirement under the Pension Plan and benefits under United’s Savings and Stock Investment Plan.

Benefit figures shown are computed on the assumption that participants will retire at the earliest time available under the plan without any benefit reduction due to age. For the Pension Plan, the earliest retirement age is 55. For the SERPs, the earliest retirement ages without benefit reduction due to age for the named executive officers are as follows: Mr. R. Adams – 65; Messrs. Hayhurst and S. Wilson– 65; Messrs. Consagra and R. Adams, Jr. – 60.

The Pension Plan and the SERP are designed to work together to provide each named executive officer with a certain level of benefits. Social Security benefits are deducted from the annual benefits payable under the Pension Plan. The annual benefits under the amended SERP for Messrs. R. Adams, Hayhurst, and S. Wilson are reduced by (i) fifty percent of the annual benefits payable at retirement under Social Security, (ii) the Pension Plan and (iii) the benefits under United’s Savings and Stock Investment Plan.

As a general rule, United does not grant extra years of service under the Pension Plan and the SERP. Exceptions may occur, however, in the case of mergers and acquisitions.

Other Employee Plans

Each employee of United, including named executive officers, who completes ninety (90) days of qualified service, is eligible to participate in the United Bankshares, Inc. Savings and Stock Investment Plan, a

qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 100% of compensation to his/her account, subject to Internal Revenue Service maximum deferral limits. United will match 100% of the first 3% of salary deferred and 25% of the next 1% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United’s common stock. Purchases made by employees under this plan are coordinated by the Personnel and Shareholder Relations Department of United Bank (WV), and involve stock purchased at market price for this purpose.

Non-Qualified Deferred Compensation

United provides a Non-Qualified Retirement and Savings Plan (the “Non-Qualified Plan”), which was amended and restated in November of 2008 to comply with Internal Revenue Code Section 409A, to provide a supplemental savings program for certain employees of the Company who are unable to make meaningful contributions to the United Savings and Stock Investment Plan. This plan is intended to benefit a select group of management or highly compensated employees of the Company. Each participant may elect to defer any percentage of his or her salary and bonus as a supplemental savings contribution. Participants may elect the manner in which their deferral contributions are deemed to be invested provided that no investments are made in assets located outside of the United States.

Participants are not entitled to the Non-Qualified Plan benefits prior to their date of employment termination. The benefits under the Non-Qualified Plan upon a participant’s retirement, disability or termination of employment are paid either as a single lump sum or substantially equal installments over a period of not less than three nor more than ten years as elected by the participant. Upon death of a participant, his or her named beneficiary(ies) will receive such participant’s benefits payable under the Non-Qualified Plan.

Each investment is subject to market risk. The degree of market risk varies by investment.

The following table shows the contributions, earnings and year-end balances for 2010 with respect to non-qualified deferred compensation plans for the named executive officers:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard M. Adams	—	—	—	—	—
Steven E. Wilson	—	—	$3,942	—	$29,742
James B. Hayhurst, Jr.	—	—	$12,850	—	$143,720
James J. Consagra, Jr.	—	—	$744	—	$19,807
Richard M. Adams, Jr.	—	—	$2,313	—	$957,907

Footnotes:

(1)	None of the earnings shown above or in the previous year represent above-market or preferential earnings and, thus, are not included in the Summary Compensation Table.

The amount of earnings for the named executive officers in the year of 2010 by investment option is as follows:

Fund Name	Aggregate Earnings in Last FY	Total Return in Last FY
American Century VP Mid Cap Value Fund	—	19.25%
Dreyfus IP Small Cap Stock Index Portfolio SC	—	25.83%
Dreyfus Stock Index Fund IS	$2,492	14.84%
Federated Mid Cap Index	109	26.03%
Federated US Government 2-5 Bond	872	4.01%
Fidelity Freedom 2020 SVC	—	12.93%
Fidelity Freedom 2030 SVC	—	14.04%
Fidelity Capital & Income	1,822	17.13%
Fidelity Low Priced Stock	1,020	20.70%
Fidelity Money Market	89	0.03%
Fidelity Spartan 500 Index	234	14.98%
Gartmore NVIT International Equity Fund	—	13.29%
Harbor International	510	11.98%
Invesco VI Mid Cap Core Equity Fund	—	14.11%
Ivy Funds VIP Science and Technology	—	12.75%
Janus Twenty Fund	806	6.97%
Janus Aspen Forty Portfolio Service Shares	—	6.48%
Janus Global Technology Portfolio Service Shares	—	24.40%
MFS VIT Value Series	—	11.22%
Nationwide NVIT Mid Cap Index I	1,464	26.20%
Nationwide NVIT Money Market	—	0.73%
Neuberger Berman AMT Partners Portfolio	—	15.67%
NVIT Government Bond Fund	78	4.78%
PIMCO Total Return Administration	4,644	8.56%
PIMCO VIT Total Return Portfolio AS	3,485	8.11%
Pioneer Hi Yield VCT-Class I	—	18.04%
VK UIF Mid Cap Growth Portfolio	—	32.31%
Wells Fargo Advantage VT Small Cap Growth Fund	—	26.77%
United Bankshares, Inc. Common Stock	2,224	53.11%
Total	$19,849

Potential Payments upon Termination or Change in Control

Supplemental Executive Retirement Agreements. On July 27, 1990, United entered into a Supplemental Retirement Agreement (“SERP”) with Mr. Richard M. Adams. The agreement was amended on November 1, 2001 and was further amended in November of 2008 to comply with Internal Revenue Code Section 409A. This amended agreement provides for an annual supplemental retirement benefit upon his reaching age 65 or upon the later termination of his employment with United or an affiliated or successor entity to United, whichever last occurs. The SERP was subsequently amended and restated in November of 2008 to comply with the requirements of Internal Revenue Code Section 409A.

On February 28, 2011, the Compensation Committee approved changes to the SERP for Mr. R. Adams. Previously, the annual benefits under the SERP for Mr. R. Adams were to be reduced by the annual benefits payable at retirement under Social Security, the Pension Plan and the benefits under United’s Savings and Stock Investment Plan. The Committee approved changes to the SERP to provide that benefits payable under this SERP will be reduced by (1) fifty percent of benefits paid upon retirement under Social Security, (2) annual benefits payable upon retirement under the Pension Plan, and (3) the annual amount of benefits payable to the executive upon his normal retirement age, on a single life annuity basis, attributable to the portion of Mr. R. Adams’ account balances arising from employer contributions under the United Savings and Stock Investment Plan.

Under the amended agreement, the annual benefit will now be equal to seventy percent (70%) of the average of Mr. R. Adams’ three highest base salaries, reduced by (1) fifty percent of benefits paid upon retirement under Social Security, (2) annual benefits payable upon retirement under the Pension Plan, and (3) the annual amount of benefits payable to Mr. R. Adams upon his normal retirement age, on a single life annuity basis, attributable to the portion of Mr. R. Adams’ account balances arising from employer contributions under the United Savings and Stock Investment Plan. The amended agreement continues to provide for reduced benefits for early retirement before age 65 as well as payments to his spouse or his estate if unmarried in the event of his death. The benefits under the amended agreement are fully vested in Mr. R. Adams and survive his termination of employment from United or an affiliated or successor entity to United for whatever reason, including but not limited to, change in control, dismissal with or without cause, voluntary termination, expiration of contract or disability.

On October 1, 2003, United entered into SERPs with the named executive officers, Richard M. Adams, Jr., James J. Consagra, Jr., James B. Hayhurst, and Steven E. Wilson to encourage them to remain an employee of United. These Supplemental Retirement Agreements were amended in November of 2007 to add a death benefit payable to the participant’s beneficiary and in November of 2008 in order to comply with Internal Revenue Code Section 409A.

On February 28, 2011, the Compensation Committee approved changes to the SERPs for Messrs. Hayhurst and S. Wilson. Previously, the annual benefits under the SERPs for Messrs. Hayhurst and S. Wilson were to be reduced by the annual benefits payable at retirement under Social Security, the Pension Plan and the benefits under United’s Savings and Stock Investment Plan. The Committee approved changes to the SERPs to provide that benefits payable under these SERPs will be reduced by (1) fifty percent of benefits paid upon retirement under Social Security, (2) annual benefits payable upon retirement under the Pension Plan, and (3) the annual amount of benefits payable to the executive upon his normal retirement age, on a single life annuity basis, attributable to the portion of the executive’s account balances arising from employer contributions under the United Savings and Stock Investment Plan.

The SERPs for Messrs. Hayhurst and S. Wilson provided that each of these participating executive officers, when retiring at age 65 or later, receive a level of retirement benefits, without regard to years of service, equal to 70% of the executive officer’s total base salary projected to be in effect at age 65. Under the amended SERPs, this annual benefit is now reduced by (1) fifty percent of benefits paid upon retirement under Social Security, (2) annual benefits payable upon retirement under the Pension Plan, and (3) the annual amount of benefits payable to the executive upon his normal retirement age, on a single life annuity basis, attributable to the portion of the executive’s account balances arising from employer contributions under the United Savings and Stock Investment Plan. The annual benefit will be paid monthly for a period of fifteen (15) years. The executive may retire early at the age specified in the SERPs and receive a benefit equal to 60% of the executive’s final pay based on the same provisions set forth above.

The SERPs for Mr. Consagra and Mr. R. Adams, Jr. provide that each will receive, at the age set forth in the SERPs, an annual benefit equal to $100,000, paid in monthly installments for a period of fifteen (15) years. If Mr. Consagra or Mr. R. Adams, Jr. retires or leaves employment early, the executive will receive an accrual benefit set forth in a Schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years starting at the date of separation of service for a separation of service at or after age 60 or starts at age 60 for a separation from service before the age of 60.

Change of Control Agreements. In March of 1994, United entered into agreements with named executive officers Steven E. Wilson and James B. Hayhurst, Jr. to encourage those executive officers not to terminate their employment with United because of the possibility that United might be acquired by another entity. In August of 2000, United entered into similar change of control agreements with named executive officers Richard M. Adams, Jr. and James J. Consagra, Jr. The Change in Control Agreements were subsequently amended and restated in November of 2008 to comply with the requirements of Internal Revenue Code Section 409A. The Board of Directors determined that such an arrangement was appropriate, considering the entry of large regional bank holding companies into United’s market areas. The agreements were not undertaken in the belief that a change of control of United was imminent.

Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination within two years following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment within two years of a change in control because of a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent; a material reduction in the importance of the officer’s job responsibilities without the officer’s consent; geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control; failure by United to obtain assumption of the contract by its successor or any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

Under the agreements, a change of control is defined in Section 409A and the regulations issued thereunder and includes:

•        a change in the ownership of United which is defined to occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of United that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of United,

•        a change in the effective control of United, which is defined to occur on (1) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of United possessing 30% or more of the total voting power of United, and also to occur on (2) the date a majority of members of United’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of United’s board of directors before the date of the appointment or election, and

•        a change in the ownership of a substantial portion of United’s assets which is defined to occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from

United that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of United immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of United, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under the agreements, severance benefits include: (a) cash payment equal to the officer’s monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of a pro-rata amount of the cash incentive award, if any, awarded to executive under United’s Incentive Plan; and (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for the period of time during which the officer would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if the officer elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty-six (36) months following the date of termination.

The agreements do not affect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary if such termination or change takes place within two years after the change of control.

The following table shows the potential incremental value transfer to each named executive under various employment scenarios. The table was prepared as though each named executive officer’s employment was terminated on December 31, 2010 (the last business day of 2010). The amounts under the row labeled “If Change in Control (CIC) Termination Occurs during FY 2010” assume that a change in control occurred on December 31, 2010. We are required by the Securities and Exchange Commission to use these assumptions. With those assumptions taken as a given, the Company believes that the remaining assumptions listed in the footnotes below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the executives’ employment was not terminated on December 31, 2010, and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Incremental Value Transfer	Richard M. Adams (2)	Steven E. Wilson (3)	James B. Hayhurst, Jr. (4)	James J. Consagra, Jr. (5)	Richard M. Adams, Jr. (6)
If Retirement or Voluntary Termination Occurs during FY2010	—	—	—	—	—
If Termination for Cause Occurs during FY2010	—	—	—	—	—
If Termination Without Cause Occurs during FY2010	$4,897,619	—	—	—	—
If Change in Control (CIC) Termination Occurs during FY2010 (1)	$5,311,019	$1,001,427	$930,773	$1,129,294	$1,024,744
If Disability Occurs during FY2010	$5,197,619	$360,000	$120,000	$1,800,000	$2,760,000
If Death Occurs during FY2010	$6,685,619	$644,000	$577,000	$679,063	$600,000

Footnotes:

(1)

The benefits listed in the row entitled “If Change in Control (CIC) Termination Occurs during FY 2010” are payable upon the happening of any of the following events within two years after a change in control: (i) involuntary termination unless the officer is terminated for cause; or (ii) voluntarily termination of the officer’s employment because of (A) a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent, (B) a material reduction in the importance of the officer’s job responsibilities without the officer’s consent, (C) geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control, or (D) failure by United to obtain assumption of the contract by its successor.

(2)

Mr. R. Adams’ severance benefit under an involuntary not for cause termination, voluntary termination within six months after a CIC, death or disability was equal to 5 times his base salary. If the termination for cause is based solely upon (i) excessive absenteeism without approval by United, not caused by disability, (ii) gross or willful neglect of duty resulting in some substantial loss to United after Mr. R. Adams has been given written direction and reasonable time to perform such duties, or (iii) any acts or omissions on the part of Mr. R. Adams which when proven constitute fraud or commission of any criminal act involving the person or property of others or the public generally, or any combination of the above, United must pay Mr. R. Adams’ base salary only up until termination. Otherwise, if Mr. R. Adams is terminated for any other cause, his severance benefit was equal to 5 times his base salary. Mr. R. Adams was entitled to a 280G Gross-Up Payment for amounts paid by the Company subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the amount is estimated based on current information) under an involuntary not for cause termination, voluntary termination within six months after a CIC, death or disability. Assuming the CIC occurred on December 31, 2010, the value of Mr. R. Adams’ stock options would have been $413,400 which was calculated using the difference between the price per share of the Company’s stock on the date of CIC ($29.20 per share) and the option exercise price ($22.31) multiplied by the number of options that would have vested (60,000). If Mr. R. Adams becomes completely disabled, he is eligible for disability benefits of $25,000 per month up until age 65. Mr. R. Adams is fully vested in the benefits under his SERP Agreement for CIC, dismissal with or without cause, voluntary termination, expiration of contract or disability. Upon Mr. R. Adams’ death, his named beneficiary(ies) will receive a benefit of $1,788,000 from a company-paid life insurance policy.

(3)

Mr. Wilson’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Wilson is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year, and to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty six (36) months following the applicable termination within two years after a CIC. Assuming the CIC occurred on December 31, 2010, the value of Mr. Wilson’s stock options would have been $68,900 which was calculated using the difference between the price per share of the Company’s stock on the date of CIC ($29.20 per share) and the option exercise price ($22.31) multiplied by the number of options that would have vested (10,000). If Mr. Wilson becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Wilson’s death, his named beneficiary(ies) will receive a benefit of $644,000 from a company-paid life insurance policy.

(4)

Mr. Hayhurst’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Hayhurst is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year and to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed 36 months following the applicable termination within two years after a CIC. Assuming the CIC occurred on December 31, 2010, the value of Mr. Hayhurst’s stock options would have been $86,125 which was calculated using the difference between the price per share of the Company’s stock on the date of CIC ($29.20 per share) and the option exercise price ($22.31) multiplied by the number of options that would have vested (12,500). If Mr. Hayhurst becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Hayhurst’s death, his named beneficiary(ies) will receive a benefit of $577,000 from a company-paid life insurance policy.

(5)

Mr. Consagra’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Consagra is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty six (36) months following the applicable termination within two years after a CIC. Assuming the CIC occurred on December 31, 2010, the value of Mr. Consagra’s stock options would have been $137,800 which was calculated using the difference between the price per share of the Company’s stock on the date of CIC ($29.20 per share) and the option exercise price ($22.31) multiplied by the number of options that would have vested (20,000). If Mr. Consagra becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Consagra’s death, his named beneficiary(ies) will receive a benefit of $679,063 from a company-paid life insurance policy.

(6)

Mr. R. Adams, Jr.’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. R. Adams, Jr. is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year and to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed 36 months following the applicable termination within two years after a CIC Upon a CIC, Mr. R. Adams, Jr.’s unvested options would immediately vest. Assuming the CIC occurred on December 31, 2010, the value of Mr. R. Adams, Jr.’s stock options would have been $137,800 which was calculated using the difference between the price per share of the Company’s stock on the date of CIC ($29.20 per share) and the option exercise price ($22.31) multiplied by the number of options that would have vested (20,000). If Mr. R. Adams, Jr. becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. R. Adams, Jr.’s death, his named beneficiary(ies) will receive a benefit of $600,000 from a company-paid life insurance policy.

Since December 31, 2010, certain actions related to compensation arrangements and agreements of the named executive officers have occurred that would change the above results. In particular, on February 28, 2011 at the request of Mr. R. Adams, the Compensation Committee agreed to amend Mr. Adams’ employment agreement to reduce the rolling term of the Mr. R. Adams’ employment contract from five (5) years to three (3) years. As such, Mr. R. Adams’ severance benefit under an involuntary not for cause termination, voluntary termination within six months after a change in control, death or disability has been reduced from five (5) times to three (3) times his base salary and target bonus. If the termination is for cause as outlined in the agreement, United must pay Mr. R. Adams’ base salary only up until termination which did not change from the previous agreement. However, if Mr. R. Adams is terminated for any other cause, his severance benefit has been reduced from five (5) times to three (3) times his base salary and target bonus. Also at Mr. R. Adams’ request, the Compensation Committee eliminated the “gross-up payment” clause in Mr. Adams’ employment contract by which United would have reimbursed Mr. R. Adams in the event that a payment or distribution pursuant to the contract would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Outstanding Equity Awards at December 31, 2010

The following table sets forth certain information regarding the number and term of stock option awards for each of the named executives as of December 31, 2010.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
				(#)	($)		(#)	($)	(#)	($)
Richard M. Adams	11/01/01	30,000	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	30,000	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	30,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	30,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	30,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	30,000	—	—	$27.7700	11/01/17	—	—	—	—
	01/25/10	—	60,000	—	$22.3100	01/25/20	—	—	—	—
Steven E. Wilson	11/01/01	14,400	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	15,000	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	15,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	15,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	15,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	5,000	—	—	$27.7700	11/01/17	—	—	—	—
	01/25/10	—	10,000	—	$22.3100	01/25/20	—	—	—	—
James B. Hayhurst, Jr.	11/01/01	9,000	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	10,000	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	10,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	10,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	10,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	10,000	—	—	$27.7700	11/01/17	—	—	—	—
	01/25/10	—	12,500	—	$22.3100	01/25/20	—	—	—	—
James J. Consagra, Jr.	11/01/01	9,000	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	10,000	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	10,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	10,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	10,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	10,000	—	—	$27.7700	11/01/17	—	—	—	—
	01/25/10	—	20,000	—	$22.3100	01/25/20	—	—	—	—
Richard M. Adams, Jr.	11/01/01	1,919	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	7,428	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	10,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	10,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	10,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	10,000	—	—	$27.7700	11/01/17	—	—	—	—
	01/25/10	—	20,000	—	$22.3100	01/25/20	—	—	—	—

Footnotes:

(1)	All options except for the options granted in 2010 were vested as of December 31, 2010.

(2)	All unexercisable options, consisting solely of those options granted in 2010, vest on January 25, 2013.

Stock Option Exercises and Stock Vested During 2010

The following table sets forth certain information regarding individual exercises of stock options and stock awards vested during 2010 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard M. Adams	24,000	$256,140	—	—
Steven E. Wilson	12,000	$70,950	—	—
James B. Hayhurst, Jr.	7,500	$60,544	—	—
James J. Consagra, Jr.	7,500	$76,144	—	—
Richard M. Adams, Jr.	355	$2,674	—	—

Footnotes:

(1)	Total value realized is the difference between the market price of the underlying securities at exercise and the exercise price of the options.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each director who served on United’s Board of Directors in 2010 except for Mr. Richard M. Adams whose compensation as a named executive officer of the Company is presented in the Summary Compensation Table on page 31. Mr. R. Adams is not compensated for his board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert G. Astorg	$31,200	—	—	—	—	—	$31,200
W. Gaston Caperton, III	$27,600	—	—	—	—	—	$27,600
Lawrence K. Doll (2)	$19,200	—	$18,750	—	$30,385	$20,400	$88,735
Theodore J. Georgelas	$19,475	—	—	—	—	—	$19,475
F. T. Graff, Jr.	$19,200	—	—	—	—	—	$19,200
John M. McMahon	$33,875	—	—	—	—	—	$33,875
J. Paul McNamara (3)	$16,025	—	—	—	$67,547	—	$83,572
G. Ogden Nutting (4)	$27,600	—	—	—	—	—	$27,600
William C. Pitt, III	$21,600	—	—	—	—	—	$21,600
Donald L. Unger (5)	—	—	—	—	$10,688	$61,631	$72,319
Mary K. Weddle	$24,775	—	—	—	—	—	$24,775
Gary G. White	$25,200	—	—	—	—	—	$25,200
P. Clinton Winter, Jr.	$42,000	—	—	—	—	—	$42,000

Footnotes:

(1)

Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC topic 718 for stock options granted pursuant to United’s 2006 Stock Option Plan. The grant date fair value was calculated using a binomial lattice option pricing model based on a weighted average fair value of $6.25 per option granted in 2010. The assumptions used in determining the valuation of these options using this methodology were as follows: average expected option life of 5.69 years; risk-free interest rate of 2.64%; a volatility factor of 0.3637; and a dividend yield of 3.00%.

(2)

In 2010, Mr. Doll received a salary of $100,000 as Chairman of the UB(VA) Board of Directors which is not included in the table above. Included in Mr. Doll’s “Other Compensation” are amounts reimbursed for medical insurance premiums in the amount of $6,000 and perquisites in the amount of $14,400 which Mr. Doll receives in his capacity as Chairman of the UB(VA) Board of Directors. The perquisites consist of $14,400 for an automobile allowance.

(3)	Mr. McNamara received $258,555 in 2010 under a SERP Agreement United assumed in the acquisition of Sequoia Bancshares, Inc. which is not included in the table above.

(4)	Mr. Nutting resigned from the Board of Directors on January 6, 2011.

(5)

In 2010, Mr. Unger received a change of control payment of $603,000, a lump sum payment of $317,175 from a non-qualified deferred compensation plan and $59,462 under a SERP Agreement assumed in the Premier acquisition. These amounts are not included in the table above. Mr. Unger’s “Other Compensation” consists of $60,000 received for services performed under a contract as an independent contractor and the personal use of a company automobile.

Except for Mr. R. Adams and Mr. Unger, directors of the Company receive a fee of $1,200 for each United Board Meeting attended and a retainer of $800 per month regardless of meeting attendance. Mr. R. Adams and Mr. Unger receive no compensation for their board service. In addition, as members of United Bank’s (VA) Board of Directors (“Bank Board”), Mr. Georgelas, Mr. McMahon, Mr. McNamara and Ms. Weddle, each receive a fee of $525 for each Bank Board meeting attended.

Each director who serves on the Executive, Audit, Compensation, and Governance and Nominating Committees receives a fee of $1,200 for each United Board Committee Meeting attended except for Mr. R. Adams, Mr. Unger and Mr. Astorg. Mr. R. Adams and Mr. Unger receive no compensation for serving on any committee. Mr. Astorg, as Chairman of the Audit Committee, receives a retainer payment of $1,200 per month without regard to committee meeting attendance. Mr. Winter, as Chairman of the Compensation Committee, receives a retainer payment of $1,200 per quarter without regard to committee meeting attendance in addition to the fee of $1,200 for each United Board Committee Meeting attended. As Chairman of the Governance and Nominating Committee, Mr. McMahon receives a retainer payment of $1,200 per quarter without regard to committee meeting attendance in addition to the fee of $1,200 for each United Board Committee Meeting attended. Mr. Winter, as Lead Director of the independent directors of the Board, receives a retainer payment of $1,200 per quarter without regard to meeting attendance in addition to the fee of $1,200 for each United Board Committee Meeting attended.

On November 24, 2008, the Board of Directors approved a Deferred Compensation Plan (the “Plan”) for the Directors of United as well as for the directors of its two banking subsidiaries, United Bank (WV) and United Bank (VA). This Plan was drafted to be compliant with Internal Revenue Code Section 409A. Under the Plan, any director may defer all or any portion of his or her fees for board service. A participant’s deferral account will be held in trust by United until distribution. Amounts deferred under the Plan will be payable twelve months after separation from service in either a single lump sum payment or equal monthly, quarterly or annual installment payments over a period of not more than five years.

Donald L. Unger entered into an Amended and Restated Employment Agreement (“Employment Agreement) with United, effective as of November 24, 2008, to memorialize certain oral arrangements between Marathon Financial Corporation and Mr. Unger in order to comply with Internal Revenue Code (“Code”) Section 409A and in order to make certain definitional, timing of payment and other changes also needed to comply with Code Section 409A. Marathon Financial Corporation was acquired by Premier Community Bankshares, Inc. (“Premier”) and United acquired Premier in 2007. The term of the Employment Agreement extended to July 13, 2009. Mr. Unger resigned on July 10, 2009. After an applicable six month delay from his resignation, Mr. Unger was entitled to receive a change of control payment of $603,000 which was paid in February of 2010.

Mr. Unger’s Employment Agreement also contained a non-competition provision that restricts Mr. Unger from engaging in competition with United within a 50 mile radius of any United office for a period of two years following the termination of the Employment Agreement.

On January 1, 2004, The Marathon Bank, acquired by United Bank (VA), entered into a non-qualified unfunded supplemental retirement agreement with Mr. Unger. This agreement was amended and restated in November of 2008 by United Bank (VA) and United in order to comply with the requirements of Code Section 409A. This amended agreement provides for 180 monthly supplemental retirement benefit payments upon his separation from service on or after reaching age 65 equal to 25% of Mr. Unger’s base salary (before any adjustments for deferrals to 401(k) plan or deferred compensation plan) plus any bonuses paid to Mr. Unger in the last complete calendar year of his employment divided by 12. Such separation from service occurred on July 10, 2009 and after an applicable six month delay, the payments began in February of 2010. United’s obligation to make the benefit payments to Mr. Unger under this agreement is unfunded. Mr. Unger received $59,462 from United for the year of 2010 under this agreement.

On September 22, 1998, The Marathon Bank entered into a Deferred Compensation Agreement with Mr. Unger that was amended and restated by United in November of 2008 in order to comply with the requirements of Code Section 409A. Under the original agreement, Mr. Unger was able to defer a portion of his salary. The deferred salary is held in trust, which trust agreement was also amended in order to comply with the requirements of Code Section 409A, and which trust is subject to claims of creditors of United, in accounts reflecting Mr. Unger’s investment elections. The agreement was amended and restated to discontinue all compensation reduction and deferrals for all calendar years after 2008. As Mr. Unger ended employment with United Bank (VA) on July 10, 2009, salary that was previously deferred, plus net earnings, and net of losses, as the case may be, under the original agreement became payable beginning, after an applicable six month delay, in February of 2010, either as a lump sum payment or equal installment payments (if Mr. Unger previously elected that the compensation be paid in installments). Mr. Unger received a lump sum payment of $317,175 from United in November of 2010 under this agreement.

On June 1, 2004, The Marathon Bank entered into a Life Insurance Endorsement Method Split Dollar Plan Management Agreement with Mr. Unger. From and after a change in control, Mr. Unger is 100% vested in the death benefit under the agreement, even after termination of employment. The death benefit is equal to three times Mr. Unger’s final compensation (defined as Mr. Unger’s compensation for the last complete calendar years of employment which is includable in gross income for Federal income tax purposes plus any deferrals made to a section 401(k) or 125 plan by the United Bank (VA) or Mr. Unger on his behalf).

Mr. Unger entered into an Independent Contractor Agreement with United Bank (VA) on July 20, 2009. The Independent Contractor Agreement has an initial six month term which extends for additional one year periods unless terminated by either party at any time on thirty days notice. Compensation under the Independent Contractor Agreement is $60,000 per year.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Compensation Committee Report

The following Compensation Committee Report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that United specifically incorporates it by reference into such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

W. Gaston Caperton, III	John M. McMahon
Gary G. White	P. Clinton Winter, Jr., Chairman

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the following members: W. Gaston Caperton, III, John M. McMahon, Gary G. White and P. Clinton Winter, Jr. No member of the Compensation Committee was a member or officer of the Company or any of its subsidiaries during 2010 or was formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company has served as a member of the Compensation Committee or as a director of any other entity whose executive officers have served on the Compensation Committee of the Company or has served as a director of the Company. In addition, no member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

PROPOSAL 5: APPROVAL OF THE 2011 LONG-TERM INCENTIVE PLAN

At their February 28, 2011 regular meeting, the Compensation Committee (“Committee”) and Board of Directors of United approved the adoption of the 2011 Long-Term Incentive Plan (“2011 LTI Plan”) and directed that the 2011 LTI Plan be submitted to shareholders for approval. This section of the proxy materials contains a summary of key terms of the 2011 LTI Plan. The complete 2011 LTI Plan is attached hereto as Exhibit A to these proxy materials and shareholders should review the complete text. The following description of the 2011 LTI Plan does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the 2011 LTI Plan document.

Purpose of the 2011 LTI Plan

The purpose of the 2011 LTI Plan is to assist United or its affiliates to attract and retain highly competent individuals to serve as key employees to the Company and non-employee directors who will contribute to the Company’s success, and to motivate such individuals to achieve long-term objectives which will inure to the benefit of all shareholders of the Company.

Eligibility

At present, no specific grants are planned under the 2011 LTI Plan. All grants are expected to be made on a discretionary basis, rather than pursuant to a formula. Accordingly, the amounts of any awards under the 2011 LTI Plan to any specific person or group are not determinable at this time. Any key employee or non-employee director of United and its affiliates will be eligible to receive grants under the 2011 LTI Plan. A key employee means any officer or other key employee of the Company or any affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any affiliate as determined by the Committee. A non-employee director means each member of the Board of Directors who is not an employee of the Company or any affiliate. As of March 7, 2011, the estimated number of potentially eligible key employees and non-employee directors was approximately 100 and 12, respectively.

Administration

The 2011 LTI Plan will be administered by the Compensation Committee of the Board of Directors of United. Unless otherwise expressly provided in the 2011 LTI Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2011 LTI Plan or any award shall be within the discretion of the Committee, as applicable, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any affiliate, any participant, any shareholder, any director and any employee of the Company or of any affiliate.

Awards

An award may consist of any non-qualified stock options or incentive stock options, stock appreciation rights, restricted stock, or restricted stock units made under the terms of the 2011 LTI Plan. These awards all relate to the common stock of United.

Allocation of Shares

The maximum number of shares of United common stock which may be issued under the 2011 LTI Plan is 1,500,000. Any and all shares may be issued in respect of any of the types of awards, provided that (1) the aggregate number of shares that may be issued in respect of restricted stock awards, and restricted stock units awards which are settled in shares is 350,000, and (2) the aggregate number of shares that may be issued pursuant to stock options is 1,150,000. The shares to be offered under the 2011 LTI Plan may be authorized and unissued shares or treasury shares.

With respect to awards that are intended to satisfy the requirements for performance-based compensation under Code Section 162(m), the maximum number of options and stock appreciation rights, in the aggregate, which may be awarded pursuant to the 2011 LTI Plan to any individual key employee during any calendar year is 100,000 and the maximum number of shares of restricted stock and/or shares subject to a restricted stock units award that may be granted pursuant to the 2011 LTI Plan to any individual key employee during any calendar year is 50,000 shares.

Stock Options and Stock Appreciation Rights

Subject to the terms of the 2011 LTI Plan, the Committee may grant to participants stock options and stock appreciation rights (SARs) with such terms and conditions as the Committee determines. At the time of grant of a stock option, the Committee will determine whether the option will be a non-qualified or an incentive stock option, provided that incentive stock options will only be granted to key employees. The terms of any incentive stock option shall comply in all respects with the provisions of Code Section 422.

The date of grant will not be earlier than the date on which the Committee approves such grant. The exercise price per share will not be less than 100% of the fair market value of United stock on the date the stock option or stock appreciation right is granted. Fair market value is defined as the last sales price on the day the Committee approves the stock option or SAR award. As of March 7, 2011, the market value of United’s common stock, as quoted on the NASDAQ Global Select Market under the quotation symbol “UBSI”, was $27.69 per common share. The term of any stock option or SAR shall be ten (10) years unless the Committee specifies a shorter period in the award agreement. Stock options and SARs will vest in 25% increments over the first four anniversaries of the award unless the Committee specifies otherwise in the award agreement. No award will vest sooner than 1/3 per year over the first three anniversaries of the award.

Restricted Stock and Restricted Stock Units

Subject to the terms of the 2011 LTI Plan, the Committee may grant with respect to each restricted stock or restricted stock unit award, the number of shares or restricted stock units, respectively, with respect to which such award relates. The vesting periods shall be in 25% increments over the first four anniversaries of restricted stock or restricted stock unit award unless the Committee determines otherwise in the award agreement provided that no award will vest sooner than 1/3 per year over the first three anniversaries of the award.

The Committee shall determine the manner in which restricted stock will be evidenced, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such restricted stock. In addition, the Company may hold shares of restricted stock in escrow pending the lapse of the restrictions, unless otherwise determined by the Committee.

Unless otherwise determined by the Committee and provided in a restricted stock award agreement, a participant shall become a shareholder of the Company with respect to all shares of restricted stock and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends (or dividend equivalents). At the end of the applicable restriction period relating to restricted stock, one or more stock certificates for the appropriate number of shares, free of restrictions, shall be delivered to the participant, or, if the participant received stock certificates representing the restricted stock at the time of grant, the legends placed on such certificates shall be removed upon request of the participant.

Employment Status of Participant

Upon termination of a key employee due to disability or normal retirement, restricted stock/restricted stock units, options and SARs that are not fully vested become fully vested while options and SARs remain exercisable throughout their original term. Upon termination due to death, restricted stock, restricted stock units, options and SARs that are not fully vested become fully vested while options and SARs remain exercisable for one year. Upon termination due to change in control, any award that is not fully vested will become fully vested. Upon termination for cause, awards that are not fully vested become forfeited. Upon termination for any other reason, awards that are not fully vested become forfeited while any options or SARs that are already vested at the time of termination will remain exercisable for three months following termination.

Restricted stock/restricted stock units, options and SARs that are not fully vested at the time a non-employee director ceases to serve on the board for any reason other than death, change in control, and for cause will fully vest upon such termination and such awards will remain exercisable throughout their original term. Restricted stock/restricted stock units, options and SARs that are not fully vested at the time a non-employee director terminates due to death will fully vest upon such termination and such awards will remain exercisable for one year following termination. Upon termination due to change in control, any award that is not fully vested will become fully vested and remain exercisable, as applicable, throughout its original term. Restricted stock/restricted stock units, options and SARs that have not been exercised (whether they are vested or not) at the time a non-employee director’s service is terminated for cause will be forfeited immediately.

Change in Control

If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the change in control transaction. If applicable, each award which is assumed by the successor or surviving corporation (or parent thereof) shall be adjusted as necessary. If the above provision does not apply with respect to any particular outstanding award, then the Committee may provide that all such outstanding awards shall be cancelled as of the date of the change in control in exchange for a payment in cash and/or shares. Change in control is defined in the 2011 LTI Plan which is attached to this Proxy Statement.

Nonassignable and Nontransferable Options

Each award, and all rights thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution, except that the Committee may allow a participant to: (a) designate in writing a beneficiary to exercise the award after the participant’s death, or (b) transfer any award, in the manner and to the extent specified by the Committee. No award (other than released securities), and no right under any such award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

Effective Date and Duration of the 2011 LTI Plan

If approved by the shareholders owning a majority of the total votes cast at the Annual Meeting, the 2011 LTI Plan will become effective as of July 1, 2011. The 2011 LTI Plan will not alter any outstanding awards granted under the 2006 Stock Option Plan. The 2011 LTI Plan will terminate five (5) years from its effective date, or five (5) years from its date of adoption if earlier, but the termination shall not affect awards granted before the date of termination. Any shares that remain from the 2006 Stock Option Plan as of July 1, 2011 will cease to be available for future use.

Amendment and Discontinuance

The Board may amend, alter, suspend, discontinue, or terminate the 2011 LTI Plan or any part hereof at any time it deems necessary or appropriate; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the 2011 LTI Plan shall in any manner (except as otherwise provided) adversely affect any award granted and then outstanding under the 2011 LTI Plan, without the consent of the participant; and provided, further, that shareholder approval of any amendment of the plan shall also be obtained if otherwise required by applicable law or the listing requirements of the principal securities exchange or market on which the shares are then traded. In addition, the Committee in its sole discretion may make ministerial, administrative and other non-material amendments to the 2011 LTI Plan. Notwithstanding the foregoing, the Board and Committee are prohibited from amending the provisions of the plan that prohibit the repricing of options and stock appreciation rights.

The Board shall have the right and the power to terminate the 2011 LTI Plan at any time. No award shall be granted after the termination of the 2011 LTI Plan; provided that, unless otherwise expressly provided in the 2011 LTI Plan or in an applicable award agreement, any award theretofore granted may extend beyond the date of the plan’s termination, and, to the extent set forth in the 2011 LTI Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board or Committee to amend the Plan, shall extend beyond such date.

Federal Income Tax Consequences

The U.S. federal income tax consequences to the Company and the recipients of awards under the 2011 LTI Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2011 LTI Plan. Recipients of awards under the 2011 LTI Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the 2011 LTI Plan. The tax consequences related to the issuance of each is discussed separately below.

Options and Stock Appreciation Rights (SARs). In general, a recipient of an option or SAR granted under the 2011 LTI Plan will not have regular taxable income at the time of grant.

Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal to the fair market value on the date of exercise of the shares exercised, minus the exercise price. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss. The character of such capital gain or loss (short-term or long-term) will depend upon the length of time that the optionee holds the shares prior to the sale or disposition. Generally, such shares must be held at least 12 months in order for long-term capital gains tax rates to apply.

An optionee generally will not be required to recognize any regular taxable income upon the exercise of an incentive stock option, provided that the optionee does not dispose of the shares issued to him or her upon exercise of the option within the two-year period after the date of grant and within one year after the receipt of the shares by the optionee. The optionee will have alternative minimum taxable income equal to the amount by which the fair market value of the shares on the exercise date exceeds the purchase price. An optionee will recognize ordinary taxable income upon the exercise of an incentive stock option if such optionee uses the broker-assisted cashless exercise method. Provided the optionee does not recognize regular taxable income upon exercise, the tax basis for the shares purchased is equal to the exercise price. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

Restricted Stock. In general, a participant who receives restricted stock will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares are no longer subject to restrictions. Alternatively, unless prohibited by the Committee, a participant may elect under Section 83(b) of the Internal Revenue Code (“Code”) to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2011 LTI Plan and Code with respect to such election. The amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain.

Restricted Stock Units (RSUs). In general, a participant who is awarded RSUs will not recognize taxable income upon receipt. When a participant receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates. However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. In such a case, a participant, unless prohibited by the Committee, may elect under Section 83(b) of the Code to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2011 LTI Plan and Code with respect to such election. In general, any gain recognized thereafter will be capital gain.

Withholding Requirements. The Company or any affiliate shall be entitled to withhold from any amount otherwise payable to a participant (or secure payment from the participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company or an affiliate with respect to any amount payable and/or shares issuable to such participant under the 2011 LTI Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an award or upon a disqualifying disposition of shares received pursuant to the exercise of an incentive stock option, and the Company may defer payment or issuance of the cash or shares upon the grant, exercise or vesting of an award unless indemnified to its satisfaction against any liability for any such tax. The Company shall determine the amount of such withholding or tax payment, which shall be payable by the participant at such time as the Company determines. The Committee may prescribe in each award agreement one or more methods by which the participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the participant to the Company or an affiliate or the withholding from the award, at the appropriate time, of a number of shares sufficient, based upon the fair market value of such shares, to satisfy such tax withholding requirements. The Committee may establish such rules and procedures relating to withholding methods as it deems necessary or appropriate.

Deduction Limits and Performance Measures. The Company generally will be entitled to a tax deduction in connection with an award made under the 2011 LTI Plan only to the extent that the participant recognizes ordinary income from the award. Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers. Code Section 162(m) limits the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the other three most highly compensated executive officers required to be named in the proxy statement. Compensation paid to any of these specified executive officers will be deductible by the Company only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m). The Committee has also reserved the right, with respect to any award or awards, to determine that compliance with Code Section 162(m) is not desired after consideration of the goals of the Company’s executive compensation philosophy and whether it is in the best interests of the Company to have such award so qualified.

Code Section 409A Compliance. Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on proposed regulations and other guidance issued under Code Section 409A, the awards under the 2011 LTI Plan could be affected. In general, if an award either (1) meets the requirements imposed by Code Section 409A or (2) qualifies for an exception from coverage of Code Section 409A, the tax consequences described above will continue to apply. If an award is subject to Code Section 409A and does not comply with the requirements of Code Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

The Company has designed the 2011 LTI Plan so that awards either comply with, or are exempt from coverage of, Code Section 409A. The Company intends to continue to review the terms of the 2011 LTI Plan and may, subject to the terms of the 2011 LTI Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code.

The Company does not intend the preceding discussion to be a complete explanation of all of the income tax consequences of participating in the 2011 LTI Plan. Participants in the 2011 LTI Plan should consult their own personal tax advisors to determine the particular tax consequences of the 2011 LTI Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the federal tax laws from the date of this proxy statement.

Vote Required

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

United believes that its compensation plans have made a significant contribution to the success of the Company in attracting and retaining key employees. It is the intention of the persons named in the accompanying proxy, unless the proxy specifies otherwise, to vote “FOR” the 2011 Long-Term Incentive Plan.

Accordingly, the Compensation Committee and Board of Directors recommends that the shareholders vote “FOR” approval of the 2011 Long-Term Incentive Plan.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS

Nomination of Directors

Shareholder nominations for Directors may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

Stock Transfers

United Bankshares, Inc. common stock is listed on the NASDAQ Global Select Market. The quotation symbol is “UBSI”.

Shareholder Proposals for 2012 Annual Meeting

Presently, the next annual meeting of United shareholders is scheduled for May 19, 2012. Under the SEC rules, any shareholder proposals to be presented at the 2012 Annual Meeting must be received at the principal office of United no later than December 10, 2011 for inclusion in the proxy statement and form of proxy relating to the 2012 Annual Meeting. If the scheduled date for the 2012 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received. We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In order to be considered for possible action by shareholders at the 2012 Annual Meeting, shareholder proposals not included in the Company’s proxy statement must be submitted to the principal office of United by February 23, 2012, which is 45 calendar days before the one year anniversary of the date United released the previous year’s annual proxy statement to shareholders. If notice is not provided by February 23, 2012, the proposal will be considered untimely and, if presented at the 2012 Annual Meeting, the persons named in the Company’s proxy for the 2012 Annual Meeting will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. All shareholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as United’s Bylaws.

Shareholder Account Maintenance

BNY Mellon Shareowner Services acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting the Shareholder Relations Department, (304) 424-8800, or by writing to us at the corporate offices located at United Square, Fifth and Avery Streets, Parkersburg, West Virginia 26101.

Shareholder Communications

Shareholders of United may communicate with the Board of Directors, including non-management directors, by sending a letter to UBSI Board of Directors, c/o Steven Wilson, Corporate Secretary, 514 Market Street, Parkersburg, WV 26101. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or appropriate committee as soon as practicable.

If the personnel responsible for receiving and processing the communications determine that the substance of the communication is not of a type that is appropriate for delivery to the Board of Directors, the personnel shall take the following action:

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if the communication is in respect of an individual grievance or other interest that is personal to the party submitting the communication, the personnel shall determine if there exists a standing body or department of the Company which is authorized to deal with communications of this type and, if so, shall forward the communication to that body or department, and shall inform the person submitting the communication of this action; otherwise, the personnel shall take no further action with respect to such communication;

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if the communication appears to advocate United’s engaging in illegal activity, the personnel shall refer the communication to counsel, which may be counsel in United’s legal department, and if counsel confirms this assessment, the personnel shall take no further action with respect to such communication;

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if the communication appears to contain offensive, scurrilous or abusive content, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication; and

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if the communication appears to have no rational relevance to the business or operations of United, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication.

If a communication is not presented to the directors because the personnel responsible for receiving and processing the communications deems that it is not appropriate for delivery to the directors under these procedures, that communication must nonetheless be made available to any director to whom it was directed and who wishes to review it.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2010. Requests for copies of such report should be directed to Shareholder Relations Department, United Bankshares, Inc., P. O. Box 1508, Parkersburg, West Virginia 26102.

Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Richard M. Adams

Chairman of the Board and

Chief Executive Officer

April 8, 2011

EXHIBIT A

United Bankshares, Inc.

2011 Long-Term Incentive Plan

United Bankshares, Inc.

2011 Long-Term Incentive Plan

ARTICLE VII.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS	8
7.1	Restricted Stock	8
7.2	Restricted Stock Units	8
7.3	Effect of Termination of Employment	9
7.4	Effect of Termination of Service as a Non-Employee Director	9

ARTICLE VIII.	CHANGE IN CONTROL	9
8.1	Vesting	9
8.2	Assumption of Awards	9
8.3	Payment for Awards	10

ARTICLE IX.	TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN	10
9.1	Award Agreement	10
9.2	Consideration for Awards	10
9.3	Limitations on Transfer of Awards	10
9.4	Taxes	10
9.5	Rights and Status of Recipients	10
9.6	Awards Not Includable for Benefit Purposes	11
9.7	Share Certificates; Representation by Participants; Registration Requirements	11
9.8	Amendments to Awards	11
9.9	Repricing Prohibited	11
9.10	Adjustment to Awards Upon Certain Acquisitions	11
9.11	Correction of Defects, Omissions, and Inconsistencies	11
9.12	Compliance with Laws	12

ARTICLE X.	AMENDMENT AND TERMINATION	12
10.1	Amendment	12
10.2	Termination	12
10.3	Code Section 409A	12

ARTICLE XI.	GENERAL PROVISIONS	12
11.1	Effective Date of the Plan	12
11.2	Term of Plan	12
11.3	Governing Law; Dispute Resolution	13
11.4	Unfunded Status of Plan	13
11.5	Headings	13
11.6	Severability	13
11.7	Gender; Number	13

United Bankshares, Inc.

2011 Long-Term Incentive Plan

Article I.    Purpose

1.1 Purpose. The purpose of the United Bankshares, Inc. (“UBSI”) 2011 Long-Term Incentive Plan (“2011 LTI Plan”), as set forth in this document, is to assist UBSI, together with any successor thereto, and its Affiliates, to attract and retain highly competent individuals to serve as Key Employees of the Company or an Affiliate and Non-Employee Directors who will contribute to the Company’s success, and to motivate such individuals to achieve long-term objectives which will inure to the benefit of all shareholders of the Company.

1.2 Application of Plan to Prior Awards. Any Awards granted under the 2006 Stock Option Plan will continue to be administered under, and subject to the provisions of the 2006 Plan. This 2011 LTI Plan will not alter the terms of any outstanding awards granted under the 2006 Plan. Any shares that remain unissued from the 2006 plan as of July 1, 2011 will cease to be available for future use.

Article II.    Definitions

For purposes of this Plan, capitalized terms shall have the following meanings:

2.1 Affiliate means any entity of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company. Solely for purposes of determining which employees are eligible for the grant of an Incentive Stock Option, the term “Affiliate” shall apply only to corporate Affiliates.

2.2 Award means any Non-Qualified Stock Options [or Incentive Stock Options], Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units made under the terms of the Plan.

2.3 Award Agreement means a written agreement, contract, or other instrument or document specifically setting forth the terms and conditions of any Award.

2.4 Board means the Board of Directors of the Company.

2.5 Change in Control shall be deemed to have occurred: (i) if any “person” (as such term is used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) shall have become the beneficial owner (as such term is used in the Exchange Act), directly or indirectly, of common stock of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities eligible to be voted in an election of directors; (ii) if any “person” (as such term is used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) shall have become the beneficial owner (as such term is used in the Exchange Act), directly or indirectly, of common stock of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities eligible to be voted in an election of directors, unless two-thirds (2/3rds) of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred; (iii) if the individuals who as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by United shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption

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of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iv) if there is a change in control of a nature that, in the opinion of counsel for the Company, would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act, unless two-thirds (2/3rds) of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred.

2.6 Clawback means the cancellation, forfeiture, or recapture of the proceeds of any Award according to such terms and conditions as may be determined from time to time by the Committee to comply with regulations issued by the SEC.

2.7 Code means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

2.8 Committee means the Compensation Committee of the Board designated by the Board to administer the Plan and comprised solely of at least four directors, each of whom must qualify as an “independent director” per the Committee’s charter.

2.9 Company means United Bankshares, Inc. or any successor thereto.

2.10 Disability means permanent and total disability as defined in Section 22(e)(3) of the Code.

2.11 Exchange Act means the Securities Exchange Act of 1934, as amended. Any reference to a particular provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

2.12 Fair Market Value means, unless otherwise determined by the Committee or Board, as applicable, with respect to a Share on the relevant date, (a) if the Shares are listed on a national securities exchange, the last sales price on the date in question, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange; (b) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used; or (c) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee or Board, as applicable. With respect to any other property, the fair market value of such property shall be determined by such methods or procedures as the Committee or Board, as applicable, establishes.

2.13 Incentive Stock Option means an Option designated as an incentive stock option and that meets the requirements of Code Section 422.

2.14 Key Employee means any officer or other key employee of the Company or any Affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate as determined by the Committee. In connection with any merger, acquisition or other business combination to which the Company or any Affiliate is a party, the Committee is authorized to designate other persons who may be deemed Key Employees for purposes of the Plan (other than with respect to the award of Incentive Stock Options) where such persons are key employees of another party to the business combination (or key employees of any affiliate of such party) but do not become employees of the Company or any Affiliate following the business combination, provided that the Committee determines that granting substitute Awards under the Plan, in place of outstanding awards held by the recipient under one or more plans of the predecessor employer, constitutes appropriate severance compensation.

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2.15 Non-Employee Director means each member of the Board who is not an employee of the Company or any Affiliate.

2.16 Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

2.17 Normal Retirement means retirement form the Company or any Affiliate after having attained age 65 and having provided five or more years of service.

2.18 Option means the right, granted pursuant to Article VI, to purchase Shares at a specified price over a specified period of time.

2.19 Participant means any Key Employee or Non-Employee Director who receives an Award, and to the extent applicable, includes any other individual who holds an outstanding Award (including, but not limited to, any individual who inherits a Participant’s Award following the Participant’s death).

2.20 Plan means this United Bankshares, Inc. 2011 Long-Term Incentive Plan, as it may be amended from time to time.

2.21 Released Securities mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

2.22 Restricted Stock means Shares, granted pursuant to Article VII, that are subject to restrictions on transferability and a risk of forfeiture.

2.23 Restricted Stock Units means the right, granted pursuant to Article VII, to receive Shares over a specified period of time.

2.24 Shares mean the shares of common stock of the Company, $2.50 par value per share, subject to adjustment under Section 4.2.

2.25 Stock Appreciation Right means the right, granted pursuant to Article VI, to receive Shares equal in value to the appreciation in the Fair Market Value of a Share over a specified period of time.

Article III.    Administration

3.1 Committee. The Committee will administer the Plan. If, however, the Committee is not in existence, the Board shall assume the functions of the Committee and all references to the Committee in the Plan shall mean the Board. Subject to the terms of the Plan and applicable law, the Committee or Board, as applicable, shall have full power and authority to:

(a)    designate eligible individuals to be Participants;

(b)    determine the type or types of Awards to be granted to such Participants;

(c)    determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to such Participants;

(d)    determine the terms and conditions of any Award granted to such Participants;

(e)    determine whether, to what extent, and under what circumstances Awards granted to such Participants may be settled or exercised in cash, Shares, other securities, other awards, or other property, or canceled, forfeited, or suspended to the extent permitted in the Plan, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

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(f)    determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award granted to such Participants shall be deferred either automatically or at the election of the holder thereof;

(g)    interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement);

(h)    establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(i)    make any other determination and take any other action that the Committee or Board, as applicable, deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the discretion of the Committee or Board, as applicable, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any shareholder, and any employee of the Company or of any Affiliate.

Article IV.    Shares

4.1 Number of Shares Available; Shares Subject to Terminated Awards

(a)    Number of Shares Available. The maximum number of Shares which may be issued under this Plan is 1,500,000. Any and all Shares may be issued in respect of any of the types of Awards, provided that (1) the aggregate number of Shares that may be issued in respect of Restricted Stock awards, and Restricted Stock Units awards which are settled in Shares is 350,000, and (2) the aggregate number of Shares that may be issued pursuant to Stock Options is 1,150,000. The Shares to be offered under the Plan may be authorized and unissued Shares or treasury Shares.

(b)    Share Counting. Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the aggregate plan limit described above; (B) Shares withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above.

4.2 Adjustments If

(a)    the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged;

(b)    the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights that the Company may authorize and issue in the future) or other property;

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(c)    the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or

(d)    any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan,

Then the Committee or Board, as applicable, shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares subject to the Plan and which thereafter may be issued under the Plan, including the individual limits described in Section 4.3, (b) the number and type of Shares subject to outstanding Awards, (c) the grant, purchase, or exercise price with respect to any Award; or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Award in lieu of any such adjustment; provided, however, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event (other than any such transaction in which the Company is the continuing corporation and in which the outstanding common stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee or Board, as applicable, may substitute, on an equitable basis as the Committee or Board, as applicable, determines, for Shares then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock are or will be entitled in respect of such Shares pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Board or Committee, as applicable, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

4.3 Individual Limits. Notwithstanding any other provision of the Plan, with respect to Awards that are intended to satisfy the requirements for performance-based compensation under Code Section 162(m):

(a)    the maximum number of Options and Stock Appreciation Rights, in the aggregate, which may be awarded pursuant to Article VI to any individual Key Employee during any calendar year is 100,000;

(b)    the maximum number of Shares of Restricted Stock and/or Shares subject to a Restricted Stock Units Award that may be granted pursuant to Article VII to any individual Key Employee during any calendar year is 50,000 Shares; and

Article V.    Participation

The Committee may designate any Key Employee, including any executive officer or employee-director of the Company or any Affiliate, as a Participant. The Committee may designate any Non-Employee Director as a Participant.

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Article VI.    Stock Options and Stock Appreciation Rights

6.1 Stock Options. Subject to the terms of the Plan, the Committee may grant Options to Participants with such terms and conditions as the Committee or Board, as applicable, determines.

(a)    Terms and Conditions of Options. Subject to the terms of the Plan, at the time of grant of an Option, the Committee or Board, as applicable, shall determine:

(1)    whether the Option will be a Non-Qualified [or Incentive Stock Option] provided that Incentive Stock Options may only be granted to Key Employees;

(2)    the date of grant, which may not be earlier than the date on which the Committee or Board, as applicable, approves such grant;

(3)    the exercise price per Share, which may not be less than 100% of the Fair Market Value of a Share on the date of grant;

(4)    the number of Shares subject to the Option;

(5)    the term of the Option,

(a)    which shall be ten years unless the Committee specifies a shorter period in the award agreement,

(b)    provided that no Incentive Stock Option shall be exercisable more than ten years after the date of grant;

(6)    the vesting periods,

(a)    which shall be in 25% increments over the first four anniversaries of the award unless the Committee specifies otherwise in the Award Agreement,

(b)    Provided that no award will vest sooner than 1/3 per year over the first three anniversaries of the award;

(7)    the method or methods by which payment of the exercise price of the Option may be made or deemed to have been made (including cash, shares tendered, or by netting the exercise price from the exercise proceeds, or any combination thereon); and

(8)    any other terms and conditions that are not inconsistent with the terms of this Plan.

(b)    Incentive Stock Options. The terms of any Incentive Stock Option shall comply in all respects with the provisions of Code Section 422, and any regulations promulgated thereunder.

6.2 Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant Stock Appreciation Rights to Participants with such terms and conditions as the Committee or Board, as applicable, determines. Subject to the terms of the Plan, the Committee or Board, as applicable, shall determine at the time of grant with respect to each Stock Appreciation Right:

(a)    the date of grant, which may not be earlier than the date on which the Committee or Board, as applicable, approves such grant;

(b)    the exercise price, which may not be less than 100% of the Fair Market Value of a Share on the date of grant;

(c)    the number of Shares with respect to which the Stock Appreciation Right is granted;

(d)    the term of the Stock Appreciation Right, which shall be ten years unless the Committee specifies a shorter period in the award agreement,

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(e)    the vesting periods,

(1)    which shall be in 25% increments over the first four anniversaries of the award unless the Committee specifies otherwise in the Award Agreement,

(2)    Provided that no award will vest sooner than 1/3 per year over the first three anniversaries of the award; and

(f)    any other terms and conditions that are not inconsistent with the terms of the Plan.

6.3 Effect of Key Employee Termination of Employment on Options and Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant Options and Stock Appreciation Rights to Key Employees with terms and conditions as outlined below or as the Committee or Board, as applicable, otherwise determines.

(a)    Normal Retirement. Options and Stock Appreciation Rights that are not fully vested at the time a Key Employee terminates due to Normal Retirement will fully vest upon such termination; such Awards will remain exercisable throughout their original term.

(b)    Death. Options and Stock Appreciation Rights that are not fully vested at the time a Key Employee terminates due to death will fully vest upon such termination; such Awards will remain exercisable for one year following termination, but in no event beyond the award’s original expiration date.

(c)    Disability. Options and Stock Appreciation Rights that are not fully vested at the time a Key Employee terminates due to Disability will fully vest upon such termination; such Awards will remain exercisable throughout their original term.

(d)    Change in Control. See Article VIII.

(e)    For Cause. Options and Stock Appreciation Rights that have not been exercised (whether they are vested or not) at the time a Key Employee is terminated For Cause will be forfeited immediately.

(f)    Other Termination. Options and Stock Appreciation Rights that are not fully vested at the time a Key Employee terminates for any other reason will be forfeited upon termination; any Options and Stock Appreciation Rights that have already vested by the termination date will remain exercisable for three months following termination.

6.4 Effect of Termination of Service as a Non-Employee Director on Options and Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant Options and Stock Appreciation Rights to Non-Employee Directors with terms and conditions as outlined below or as the Committee or Board, as applicable, otherwise determines.

(a)    Normal Separation. Options and Stock Appreciation Rights that are not fully vested at the time a Non-Employee Director ceases to serve on the board for any reason other than death, change in control, and For Cause will fully vest upon such termination; such Awards will remain exercisable throughout their original term.

(b)    Death. Options and Stock Appreciation Rights that are not fully vested at the time a Non-Employee Director terminates due to death will fully vest upon such termination; such Awards will remain exercisable for one year following termination.

(c)    Change in Control. See Article VIII.

(d)    For Cause. Options and Stock Appreciation Rights that have not been exercised (whether they are vested or not) at the time a Non-Employee’s service is terminated For Cause will be forfeited immediately.

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Article VII.    Restricted Stock and Restricted Stock Units

7.1 Restricted Stock. Subject to the terms of the Plan, the Committee or Board, as applicable may grant Restricted Stock to Participants; the Committee shall determine at the time of grant with respect to each Restricted Stock Award:

(a)    the number of Shares with respect to which such Award relates;

(b)    the vesting periods,

(1)    which shall be in 25% increments over the first four anniversaries of the award unless the Committee determines otherwise in the Award Agreement

(2)    Provided that no award will vest sooner than 1/3 per year over the first three anniversaries of the award; and

(c)    any other terms and conditions that are not inconsistent with the terms of the Plan.

(d)    Registration. The Committee or Board, as applicable, shall determine the manner in which Restricted Stock will be evidenced, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee or Board, as applicable) referring to the terms, conditions, and restrictions applicable to such Restricted Stock. In addition, the Company may hold Shares of Restricted Stock in escrow pending the lapse of the restrictions, unless otherwise determined by the Committee or Board, as applicable.

(e)    Shareholder Rights. Unless otherwise determined by the Committee or Board, as applicable, and provided in an Award Agreement, a Participant shall become a shareholder of the Company with respect to all Shares of Restricted Stock and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive dividends (or dividend equivalents); provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions, and evidenced in the same manner, as such Restricted Stock.

(f)    Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock, one or more stock certificates for the appropriate number of Shares, free of restrictions, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed upon request of the Participant.

7.2  Restricted Stock Units Subject to the terms of the Plan, the Committee may grant Restricted Stock Units to Participants with such terms and conditions as the Committee or Board, as applicable, determines. Subject to the terms of the Plan, the Committee or Board, as applicable, shall determine at the time of grant with respect to each Restricted Stock Unit Award:

(a)    the number of RSUs with respect to which such Award relates;

(b)    the vesting periods,

(1)    which shall be in 25% increments over the first four anniversaries of the award unless the Committee determines otherwise in the Award Agreement

(2)    Provided that no award will vest sooner than 1/3 per year over the first three anniversaries of the award; and

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(c)    any other terms and conditions that are not inconsistent with the terms of the Plan.

7.3 Effect of Key Employee Termination of Employment on Restricted Stock and Restricted Stock Units. Subject to the terms of the Plan, the Committee may grant Restricted Stock and Restricted Units to Key Employee with terms and conditions as outlined below or as the Committee or Board, as applicable, otherwise determines.

(a)    Normal Retirement. Restricted Stock and Restricted Stock Units that are not fully vested at the time a Key Employee terminates due to Normal Retirement will fully vest upon such termination.

(b)    Death. Restricted Stock and Restricted Stock Units that are not fully vested at the time a Key Employee terminates due to death will fully vest upon such termination.

(c)    Disability. Restricted Stock and Restricted Stock Units that are not fully vested at the time a Key Employee terminates due to Disability will fully vest upon such termination.

(d)    Change in Control. See Article VIII.

(e)    For Cause. Restricted Stock and Restricted Stock Units that are not fully vested at the time a Key Employee is terminated For Cause will be forfeited immediately.

(f)    Other Termination. Restricted Stock and Restricted Stock Units that are not fully vested at the time a Key Employee terminates for any other reason will be forfeited upon termination.

7.4 Effect of Termination of Service as a Non-Employee Director on Restricted Stock and Restricted Stock Units. Subject to the terms of the Plan, the Committee may grant Restricted Stock and Restricted Units to Non-Employee Directors with terms and conditions as outlined below or as the Committee or Board, as applicable, otherwise determines.

(a)    Normal Separation. Restricted Stock and Restricted Stock Units that are not fully vested at the time a Non-Employee Director terminates for any reason other than For Cause or Change in Control will fully vest upon such termination.

(b)    Change in Control. See Article VIII.

(c)    For Cause. Restricted Stock and Restricted Stock Units that are not fully vested at the time a Participant is terminated For Cause will be forfeited immediately.

Article VIII.    Change in Control

8.1 Vesting Any Award not fully vested at the time a Participant terminates employment or service on the board due to a Change in Control will become fully vested upon such termination and remain exercisable, as applicable, throughout its original term.

8.2 Assumption of Awards If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change in Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

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8.3 Payment for Awards If the provisions of paragraph 8.2 do not apply with respect to any particular outstanding Award, then the Committee may provide that all such outstanding Awards shall be cancelled as of the date of the Change in Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (x) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change in Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefore; (y) in the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of vested Shares or units, as applicable.

Article IX.    Terms Applicable to All Awards Granted Under the Plan

9.1 Award Agreement. No person shall have any rights under any Award unless and until the Company and the Participant to whom such Award is granted execute and deliver an Award Agreement or any other Award acknowledgment authorized by the Committee or Board, as applicable, that expressly grants the Award to such person. If there is any conflict between the provisions of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

9.2 Consideration for Awards. The Committee or Board, as applicable, shall determine whether Awards will be granted to Participants with or without cash consideration.

9.3 Limitations on Transfer of Awards. Awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that the Committee or Board, as applicable, may allow a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death, or (b) transfer any award, in the manner and to the extent specified by the Committee or Board, as applicable. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

9.4 Taxes. The Company or any Affiliate shall be entitled to withhold from any amount otherwise payable to a Participant (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company or an Affiliate with respect to any amount payable and/or Shares issuable to such Participant under the Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an Award or upon a disqualifying disposition of Shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or Shares upon the grant, exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The Company shall determine the amount of such withholding or tax payment, which shall be payable by the Participant at such time as the Company determines. The Committee may prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Company or an Affiliate or the withholding from the Award, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such tax withholding requirements. The Committee may establish such rules and procedures relating to withholding methods as it deems necessary or appropriate.

9.5 Rights and Status of Recipients. No Participant or other person has any claim or right to be granted an Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or any Affiliate.

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9.6 Awards Not Includable for Benefit Purposes. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

9.7 Share Certificates; Representation by Participants; Registration Requirements. In addition to the restrictions imposed pursuant to Article VII hereof, all certificates for Shares delivered under the Plan, whether pursuant to any Award or the exercise thereof or otherwise, shall be subject to such stop transfer orders and other restrictions as the Committee or Board, as applicable, deems advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable Federal or state securities laws, and the Committee or Board, as applicable, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee or Board, as applicable, may require each Participant or other person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other person is acquiring the Shares without a view to the distribution thereof.

9.8 Amendments to Awards. Subject to the limitations contained in the Plan, the Committee or the Board, as applicable, may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue, or terminate any Award granted to a Participant, prospectively or retroactively, but no such action shall impair the rights of any Participant without his or her consent except as provided in Sections 4.2 and 9.10.

9.9 Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Sections 4.2 and 9.10, the Committee, the Board and each other person is prohibited from decreasing the exercise price for any outstanding Option or Stock Appreciation Right granted to a Participant under this Plan after the date of grant or allowing a Participant to surrender an outstanding Option or Stock Appreciation Right granted under this Plan to the Company as consideration for the grant of a new Option or a new Stock Appreciation Right with a lower exercise price.

9.10 Adjustment to Awards Upon Certain Acquisitions. In addition to and not in lieu of the authority granted the Committee or Board, as applicable, under Section 4.2, in the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee or Board, as applicable, may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Participants as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan to Participants as so adjusted.

9.11 Correction of Defects, Omissions, and Inconsistencies. The Committee or Board, as applicable, may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it deems desirable to effectuate the intent of the Plan or such Award.

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9.12 Compliance with Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, and to Company policies that affect the issuance and or transfer of Shares or other securities issued by the Company. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)    obtaining any approvals from governmental agencies and national securities exchanges that the Company determines are necessary or advisable; and

(b)    completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Article X.    Amendment and Termination

10.1 Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any part hereof at any time it deems necessary or appropriate; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Article X) adversely affect any Award granted and then outstanding under the Plan, without the consent of the Participant; and provided, further, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by applicable law or the listing requirements of the principal securities exchange or market on which the Shares are then traded. In addition, the Committee in its sole discretion may make ministerial, administrative and other non-material amendments to the Plan. Notwithstanding the foregoing, the Board and Committee are prohibited from amending the provisions of the Plan that prohibit the repricing of Options and Stock Appreciation Rights without shareholder approval; provided that, even with such shareholder approval, the reduction in the exercise price of an Option or a Stock Appreciation Right may only be made in connection with a transaction which is considered the grant of a new Option or Stock Appreciation Right for purposes of Code Section 409A and only provided that the new exercise price is not less than the Fair Market Value of a Share on the new grant date.

10.2 Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted after the termination of the Plan; provided that, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the date of the Plan’s termination, and, to the extent set forth in the Plan, the authority of the Committee or Board, as applicable, to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board or Committee to amend the Plan, shall extend beyond such date.

10.3 Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

Article XI.    General Provisions

11.1 Effective Date of the Plan. The Plan shall be effective as of July 1, 2011.

11.2 Term of Plan. The Plan shall terminate five (5) years from its effective date, or if earlier, five (5) years from the date of its adoption, but the termination shall not affect option rights granted before the date of termination.

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11.3 Governing Law; Dispute Resolution. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of West Virginia and applicable federal laws, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Any dispute, controversy or claim between the Company and a recipient of an Award or other person arising out of or relating to the Plan or an Award Agreement shall be settled by arbitration conducted in the City of Charleston in accordance with the Commercial Rules of the American Arbitration Association then in force and West Virginia law within 30 days after written notice from one party to the other requesting that the matter be submitted to arbitration. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Failure to initiate arbitration within this time period will result in waiver of any right to bring arbitration or any other legal action with respect to the Plan, any Award or any Award Agreement. The arbitration decision or award shall be binding and final upon the parties. The arbitration award shall be in writing and shall set forth the basis thereof. The existence, contents or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. The parties shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. The Company shall reimburse the Participant for all costs and expenses (including, without limitation, reasonable attorneys’ fees, arbitration and court costs and other related costs and expenses) the Participant reasonably incurs as a result of any dispute or contest regarding the Plan, any Award or any Award Agreement and the parties’ rights and obligations hereunder if, and when, the Participant prevails on at least one material claim; otherwise, each party shall be responsible for its own costs and expenses.

11.4 Unfunded Status of Plan. Unless otherwise determined by the Committee or Board, as applicable, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee or Board, as applicable) shall be no greater than the right of an unsecured general creditor of the Company.

11.5 Headings. Section headings are used in the Plan for convenience only, do not constitute a part of the Plan, and shall not be deemed in any way to be material or relevant to the construction or interpretation of the Plan or any provision thereof.

11.6 Severability. Whenever possible, each provision in the Plan and every Award and right at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award or right at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award or right at any time granted under the Plan shall remain in full force and effect.

11.7 Gender; Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET http://www.proxyvoting.com/ubsi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
91431-bl

▼  FOLD AND DETACH HERE  ▼

The Board of Directors recommends a vote FOR the following thirteen nominees:	Please mark your votes as indicated in this example	☒

	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. Election of Directors.	☐	☐	☐	2.	To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2011.	☐	☐	☐

01. Richard M. Adams 02. Robert G. Astorg 03. W. Gaston Caperton, III 04. Lawrence K. Doll 05. Theodore J. Georgelas	06. F. T. Graff, Jr. 07. John M. McMahon 08. J. Paul McNamara 09. William C. Pitt, II 10. Donald L. Unger	11. Mary K. Weddle 12. Gary G. White 13. P. Clinton Winter, Jr.		3.	To adopt a non-binding resolution to approve the compensation of United’s named executive officers.	☐	☐	☐
					1 year	2 years	3 years	Abstain
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions				4.	To approve a non-binding advisory proposal on the frequency of future votes on the compensation of United’s named executive officers. ☐	☐	☐	☐

						FOR	AGAINST	ABSTAIN
				5.	To approve the United 2011 Long-Term Incentive Plan.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 5, AND FOR EVERY 1 YEAR ON PROPOSAL 4.

Mark Here for Address Change or Comments SEE REVERSE	☐

“PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES”		PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
Signature	Signature	Date

Annual Meeting of

United Bankshares, Inc.

Monday, May 16, 2011 at 4:00 p.m.

The Blennerhassett Hotel

320 Market Street

Parkersburg, WV

You can now access your UNITED BANKSHARES, INC. account online.

Access your United Bankshares, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for United Bankshares, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2011.

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Annual Report, are available free of charge on the following website: www.ubsi-inc.com.

▼  FOLD AND DETACH HERE  ▼

UNITED BANKSHARES, INC.

PROXY FOR 2011 ANNUAL SHAREHOLDERS’ MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and Steven E. Wilson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on March 7, 2011, at the 2011 Annual Meeting of Shareholders to be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia, on May 16, 2011 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 8, 2011, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote “FOR” proposals 1, 2, 3 and 5 and to vote for the “1 year” option in proposal 4, unless otherwise indicated. The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 5 and a vote for the “1 year” option in proposal 4 on the reverse side.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

Continued, and to be marked, dated and signed, on the other side. All joint owners must sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO#
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